EXHIBIT 10.36

================================================================================


                      BILL OF SALE AND ASSIGNMENT AGREEMENT

                                 by and between

                             CONEXANT SYSTEMS, INC.

                                       and

                              OAK TECHNOLOGY, INC.



                         -------------------------------

                          Dated as of January 19, 2000

                         -------------------------------


================================================================================

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
ARTICLE I  DEFINITIONS .............................................................5

ARTICLE II  PURCHASE AND SALE OF SHARES AND ASSETS.................................13
   Section 2.1.  Purchase and Sale of Shares and Assets............................13

ARTICLE III  PURCHASE PRICE .......................................................13
   Section 3.1.  Purchase Price ...................................................13
   Section 3.2.  Allocation of Cash Consideration..................................14

ARTICLE IV  DELIVERIES AND TRANSFER TAXES..........................................15
   Section 4.1.  Deliveries of Seller..............................................15
   Section 4.2.  Deliveries of Buyer ..............................................16
   Section 4.3.  Transfer Taxes ...................................................16

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF SELLER................................16
   Section 5.1.  Organization .....................................................16
   Section 5.2.  Authority ........................................................17
   Section 5.3.  No Breach ........................................................17
   Section 5.4.  Capitalization ...................................................18
   Section 5.5.  Title to Stock ...................................................18
   Section 5.6.  Equity Interests .................................................18
   Section 5.7.  Liabilities ......................................................18
   Section 5.8.  Taxes ............................................................19
   Section 5.9.  Intellectual Property Matters.....................................21
   Section 5.10.  Assets and Properties............................................23
   Section 5.11.  Contracts .......................................................24
   Section 5.12.  Litigation ......................................................27
   Section 5.13.  Environmental Matters............................................27
   Section 5.14.  Governmental Approvals...........................................28
   Section 5.15.  Compliance With Applicable Law...................................28
   Section 5.16.  Licenses ........................................................29
   Section 5.17.  Employee Matters ................................................29
   Section 5.18.  Absence of Material Adverse Effect and Certain Events............31
   Section 5.19.  Sufficiency of Assets............................................34
   Section 5.20.  Financial Information............................................34
   Section 5.21.  Insurance .......................................................35
   Section 5.22.  Bank Accounts; Powers of Attorney................................35
   Section 5.23.  No Material Misstatement or Omission.............................35
   Section 5.24.  No Brokers ......................................................36
   Section 5.25.  Investment Intent ...............................................36
   Section 5.26.  Independent Investigation........................................36
   Section 5.27.  Knowledgeable Investor...........................................36

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF BUYER................................37
   Section 6.1.  Organization .....................................................37


                                       i

   Section 6.2.  Authority; Binding Obligation.....................................37
   Section 6.3.  No Breach ........................................................38
   Section 6.4.  Governmental Approvals............................................38
   Section 6.5.  No Brokers .......................................................38
   Section 6.6.  Investment Intent ................................................38
   Section 6.7.  Buyer Stock ......................................................38
   Section 6.8.  Buyer SEC Documents ..............................................38

ARTICLE VII  COVENANTS ............................................................39
   Section 7.1.  Covenants of Seller ..............................................39
   Section 7.2.  Interim Use of Seller's Trademarks,
                             Trade Names and Corporate Symbols.....................42
   Section 7.3.  Insurance ........................................................43
   Section 7.4.  Public Announcements..............................................44
   Section 7.5.  Further Assurances ...............................................44
   Section 7.6.  Confidential Information..........................................44
   Section 7.7.  Certain Liabilities of the Company................................46

ARTICLE VIII  EMPLOYMENT MATTERS ..................................................46
   Section 8.1.  Continuation of Employment........................................46
   Section 8.2.  Retention Payments ...............................................47
   Section 8.3.  Welfare Plans ....................................................47

ARTICLE IX  TRANSITION MATTERS ....................................................47
   Section 9.1.  Transition Matters ...............................................47

ARTICLE X  REGISTRATION RIGHTS ....................................................48
   Section 10.1.  Registration Rights..............................................48

ARTICLE XI  SURVIVAL ..............................................................48
   Section 11.1.  Survival ........................................................48

ARTICLE XII  INDEMNIFICATION ......................................................49
   Section 12.1.  Indemnification by Seller........................................49
   Section 12.2.  Indemnification by Buyer.........................................50
   Section 12.3.  Procedures for Indemnification...................................51
   Section 12.4.  Certain Rights and Limitations...................................53
   Section 12.5.  Termination of Indemnification Obligations.......................53

ARTICLE XIII  TAX MATTERS .........................................................54
   Section 13.1.  Preparation and Filing of Tax Returns............................54
   Section 13.2.  Payment of Taxes ................................................54
   Section 13.3.  Tax Sharing Agreements...........................................54
   Section 13.4.  Refunds .........................................................55
   Section 13.5.  Tax Cooperation .................................................55
   Section 13.6.  Tax Indemnification..............................................55
   Section 13.7.  Timing Adjustments ..............................................56
   Section 13.8.  Tax Contests ....................................................56


                                      ii

ARTICLE XIV RESTRICTIVE COVENANT ..................................................57
   Section 14.1.  Non-compete .....................................................57
   Section 14.2.  Remedies ........................................................58
   Section 14.3.  Severability ....................................................58
   Section 14.4.  Non-exclusivity .................................................58

ARTICLE XV  GENERAL PROVISIONS ....................................................58
   Section 15.1.  Assignment ......................................................58
   Section 15.2.  Parties in Interest..............................................59
   Section 15.3.  Amendment .......................................................59
   Section 15.4.  Waiver; Remedies ................................................59
   Section 15.5.  Effect of Investigation..........................................59
   Section 15.6.  Fees and Expenses ...............................................59
   Section 15.7.  Notices .........................................................59
   Section 15.8.  Captions; Currency ..............................................60
   Section 15.9.  Entire Agreement ................................................61
   Section 15.10.  Severability ...................................................61
   Section 15.11.  Dispute Resolution..............................................61
   Section 15.12.  Schedules; Disclosure...........................................62
   Section 15.13.  Governing Law ..................................................62
   Section 15.14.  Counterparts ...................................................62
   Section 15.15.  Specific Performance............................................62
   Section 15.16.  Construction; Interpretation....................................63

                                    SCHEDULES

Schedule  1.1      -   Certain Assumed Liabilities
Schedule  1.2      -   Excluded Intellectual Property
Schedule  5.1      -   Foreign Qualifications
Schedule  5.3      -   Breach
Schedule  5.8(a)   -   Tax Returns
Schedule  5.8(j)   -   Tax Correspondence
Schedule  5.8(o)   -   Tax Audit Matters
Schedule  5.9(a)   -   Certain Intellectual Property
Schedule  5.9(b)   -   Commitments Relating to Intellectual Property
Schedule  5.9(c)   -   Intellectual Property Matters
Schedule  5.10(a)  -   Certain Assets
Schedule  5.10(c)  -   Leased Premises
Schedule  5.10(f)  -   Leased Premises Matters
Schedule  5.11(a)  -   Contracts
Schedule  5.11(b)  -   Certain Payments
Schedule  5.11(c)  -   Contract Matters
Schedule  5.11(d)  -   Change of Control Provisions
Schedule  5.12(a)  -   Litigation
Schedule  5.13     -   Environmental Matters
Schedule  5.14     -   Seller and Company Governmental Approvals
Schedule  5.15(a)  -   Compliance With Laws
Schedule  5.16     -   Licenses
Schedule  5.17(a)  -   Employee Matters
Schedule  5.17(b)  -   Plans
Schedule  5.17(c)  -   Employee Agreements
Schedule  5.17(d)  -   Employee Information
Schedule  5.18(a)  -   Material Adverse Effect
Schedule  5.18(b)  -   Material Events
Schedule  5.20(a)  -   Financial Information
Schedule  5.21(a)  -   Insurance Policies
Schedule  5.22     -   Bank Accounts and Powers of Attorney
Schedule  6.4      -   Buyer Governmental Approvals
Schedule  7.1(j)   -   CAD Licenses
Schedule  8.1(a)   -   Continued Employees
Schedule  8.1(b)   -   Special Bonus Payments
Schedule  9.1      -   Transition Matters
Schedule  10.1     -   Registration Rights

                      BILL OF SALE AND ASSIGNMENT AGREEMENT


                  BILL OF SALE AND ASSIGNMENT AGREEMENT, dated as of January 19, 2000, by and between CONEXANT SYSTEMS, INC., a Delaware corporation ("BUYER"), and OAK TECHNOLOGY, INC., a Delaware corporation ("SELLER").


                              W I T N E S S E T H :


                  WHEREAS, Seller is the record and beneficial owner of all the issued and outstanding shares of capital stock of Oak Technology Ltd., a corporation incorporated under the laws of England and Wales (registration number 3510958) (the "COMPANY"), consisting of two ordinary shares, L1 par value (The "SHARES");

                  WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Shares and the Business Intellectual Property (as defined below) upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, Seller and Buyer intend that the sale of the Shares pursuant to this Agreement is intended to qualify as a tax free reorganization under Section 368(a) of the Code;

                  NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter contained, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


                  For purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

                  "ACTION" means any legal, administrative, governmental or regulatory proceeding or other action, suit, proceeding, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any arbitrator, mediator, court or other Governmental Entity.

                  "ACTUAL U.K. STAMP TAX AMOUNT" shall have the meaning set forth in Section 4.3.

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" means this Bill of Sale and Assignment Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

                  "ALLOCATION SCHEDULE" shall have the meaning set forth in
Section 3.2.

                  "ASSUMED LIABILITIES" means those Liabilities of the Company
(i) to perform obligations required to be performed after the date hereof under those provisions of Commitments of the Company set forth on Schedule 5.9(b),
Schedule 5.11(a) or Schedule 5.17(c) (which shall not include any accounts or other amounts payable existing as of the date hereof) and (ii) set forth on
Schedule 1.1 (up to the amounts set forth thereon).

                  "AUTHORIZED EMPLOYEES" shall have the meaning set forth in
Section 7.1(k).

                  "BUSINESS" means the business and operations of the Company at any time on or prior to the date hereof, including (i) researching, developing, designing, engineering, selling and supporting algorithms and silicon devices utilizing OFDM and VSB demodulator technology for use in Digital Terrestrial Communications, including those having applications for use with the European Digital Video Broadcasting Project, DVB and American Television Standards committee standards and (ii) all activities of the Company related to the foregoing. For purposes of this definition, "Digital Terrestrial Communications" means free-to-air broadcast transmission for the delivery of information and entertainment content to a metropolitan area.

                  "BUSINESS INTELLECTUAL PROPERTY" means all Intellectual Property owned by Seller or any of its Affiliates or by the Company that has been, or is being, used in or developed by the Company at any time on or prior to the date hereof, including all Intellectual Property owned by Seller pursuant to the Intercompany Service Agreement between Seller and the Company; PROVIDED, HOWEVER, that the Business Intellectual Property shall not include the Intellectual Property set forth on Schedule 1.2.

                  "BUYER" shall have the meaning set forth in the preamble to this Agreement.

                  "BUYER GROUP" shall have the meaning set forth in Section
12.1.

                  "BUYER SEC DOCUMENTS" shall have the meaning set forth in
Section 5.26.

                  "BUYER STOCK" shall have the meaning set forth in Section 3.1(a).

                  "CASH CONSIDERATION" shall have the meaning set forth in
Section 3.1(b).

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended to the date hereof.

                  "CLAIMS MADE POLICIES" shall have the meaning set forth in
Section 7.3(a).

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITMENT" means, with respect to any Person, any Contract
(a) to which such Person is a party, (b) under which such Person has any rights,
(c) under which such Person has any Liability or (d) by which such Person, or any of the assets or properties owned or used by such Person, is bound.

                  "COMPANY" shall have the meaning set forth in the recitals to this Agreement.

                  "COMPANY FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.20(a).

                  "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated September 13, 1999 by and between Buyer and Seller.

                  "CONSENTS" means consents, waivers, approvals, requirements, allowances, novations, authorizations, declarations, filings, registrations and notifications.

                  "CONTINUED EMPLOYEES" shall have the meaning set forth in
Section 8.1(a).

                  "CONTRACTS" means all agreements, understandings, contracts, obligations, binding commitments, arrangements, promises and understandings (whether written or oral and whether express or implied), including all Intellectual Property and other license agreements, manufacturing agreements, supply agreements, purchase orders, sales orders, distributor agreements, sales representation agreements, warranty agreements, indemnity agreements, service agreements, employment and consulting agreements, guarantees, credit agreements, notes, mortgages, security agreements, financing leases, leases (including Leases), comfort letters, foreign currency forward exchange contracts, foreign currency option and other derivative contracts, letters of credit, confidentiality agreements, joint venture agreements, partnership agreements, powers of attorney, memoranda of understanding and letters of intent, including, in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder.

                  "DAMAGES" means any and all losses, liabilities, claims, damages, deficiencies, fines, payments, Liens (other than Permitted Liens), costs and expenses, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising and whether or not resulting from Third Party Claims (including the costs and expenses of any and all Actions or other legal matters; all amounts paid in connection with any demands, assessments, judgments, settlements and compromises relating thereto; interest and penalties with respect thereto; and costs and expenses, including attorneys', accountants' and other experts' reasonable fees and expenses, incurred in investigating, preparing for or defending against any such Actions or other legal matters or in asserting, preserving or enforcing an Indemnitee's rights hereunder).

                  "DATABASE" shall have the meaning set forth in Section 7.1(k).

                  "DATABASE INFORMATION" shall have the meaning set forth in
Section 7.1(k).

                  "ENVIRONMENTAL LAWS" means any and all applicable Laws and Licenses issued, promulgated or entered into by any Governmental Entity relating to the environment, the protection or preservation of human health or safety, including the health and safety of employees, the preservation or reclamation of natural resources, or the treatment, storage, disposal, management, Release or threatened Release of Hazardous Materials, in each case as in effect on the date hereof and as may be issued, promulgated or amended from time to time.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ESTIMATED U.K. STAMP TAX AMOUNT" means U.S.$100,000.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "GOVERNMENTAL ENTITY" means, in any jurisdiction, any (i) federal, state, local, foreign or international government, (ii) court, arbitral or other tribunal, (iii) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity) or (iv) agency, commission, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

                  "HAZARDOUS MATERIALS" means those materials, substances or wastes that are regulated by, or form the basis of liability under, any Environmental Law, including PCBs, pollutants, solid wastes, explosive or regulated radioactive materials or substances, hazardous or toxic materials, substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials.

                  "INDEMNIFYING PARTY" shall have the meaning set forth in
Section 12.3(a).

                  "INDEMNITEE" means any member of the Buyer Group or the Seller Group who or which may seek indemnification under this Agreement.

                  "INCOME TAXES" means all Taxes based upon, measured by, or calculated with respect to (a) net income or profits (including any capital gains, minimum taxes and any Taxes on items of tax preference, but not including sales, use, real property gains, real or personal property, gross or net receipts, transfer or other similar Taxes) or (b) multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to is described in clause (a) of this definition.

                  "INSURANCE POLICIES" shall have the meaning set forth in
Section 5.21(a).

                  "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents (including utility and design patents, industrial designs and utility models), patent applications and patent and invention disclosures, and all other rights of inventorship, worldwide, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof; (b) all registered and unregistered trademarks, service marks, trade names, trade dress and logos, worldwide, and registrations and applications for registration thereof; (c) all copyrights in copyrightable works, and all other rights of authorship, worldwide, and all applications, registrations and renewals in connection therewith; (d) all mask works and semiconductor chip rights, worldwide, and all applications, registrations and renewals in connection therewith; (e) all trade secrets and confidential business and technical information (including ideas, research and development, know-how, formulas, technology, compositions, manufacturing and production processes and techniques, technical data, engineering, production and other designs, plans, drawings, engineering notebooks, industrial models, software, specifications, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information); (f) all computer and electronic data, data processing programs, documentation and software, both source code and object code (including flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying tapes, computer databases and similar items), computer applications and operating programs; (g) all rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein under the Laws of any jurisdiction worldwide; (h) all copies and tangible embodiments of any or all of the foregoing (in whatever form or medium, including electronic media); and (i) all other proprietary rights relating to any or all of the foregoing.

                  "IRS" means the Internal Revenue Service.

                  "KNOWLEDGE", with respect to Seller, shall have the meaning set forth in Section 15.16(b).

                  "LAWS" means all laws, statutes, constitutions, treaties, rules, regulations, policies, standards, directives, ordinances, codes, judgments, rulings, orders, writs, decrees, stipulations, injunctions and determinations of all Governmental Entities.

                  "LEASED PREMISES" shall have the meaning set forth in Section 5.10(c).

                  "LEASES" means all leases, subleases, licenses and rights to occupy or use with respect to real property, including, in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder.

                  "LIABILITY" means any and all claims, debts, liabilities, obligations and commitments of whatever nature, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

                  "LICENSES" means all Consents, licenses, permits, certificates, variances, exemptions, franchises and other approvals issued, granted, given, required or otherwise made available by any Governmental Entity.

                  "LIEN" means any charge, "adverse claim" (as defined in Section 8-102(a)(1) of the Uniform Commercial Code) or other claim, equitable interest, lien, encumbrance, option, proxy, pledge, security interest, mortgage, right of first refusal, right of first offer, retention of title agreement, defect of title or restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

                  "LIMITED USE PURPOSES" shall have the meaning set forth in
Section 7.1(k).

                  "MARKET PRICE" shall have the meaning set forth in Section 3.1(c).

                  "MATERIAL ADVERSE EFFECT" means any circumstance, condition, change, effect or development that, individually or in the aggregate, is, or is reasonably likely to be, materially adverse to (a) the business, condition (financial or otherwise), operations, results of operations, assets or liabilities of the Company, (b) the Business or the Business Intellectual Property or (c) the ability of Seller or the Company to consummate the Transaction.

                  "OCCURRENCE BASIS POLICIES" has the meaning set forth in
Section 7.3(a).

                  "PENSION SCHEME" means the Company's Group Personal Pension Plan with Skandia Life.

                  "PERMITTED LIENS" means Liens for (a) Taxes, assessments and other governmental charges, if such Taxes, assessments or charges shall not be due and delinquent; (b) Liens in respect of pledges or deposits under workers' compensation laws; and (c) inchoate workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business consistent with past practices in respect of obligations which are not overdue, minor title defects and recorded easements, which workmen's, repairmen's or other similar Liens, minor title defects and recorded easements do not, individually or in the aggregate, impair the continued use, occupancy, value or marketability of title of the property to which they relate or the Company, assuming that the property is used on substantially the same basis as such property is currently being used by Seller or the Company.

                  "PERSON" means any individual, firm, partnership, joint venture, trust, corporation, limited liability entity, unincorporated organization, estate or other entity (including a Governmental Entity).

                  "PLANS" shall have the meaning set forth in Section 5.17(b).

                  "REAL PROPERTY" shall have the meaning set forth in Section 5.13.

                  "RELEASE" shall have the meaning set forth in Section 101(22) of CERCLA.

                  "REPRESENTATIVES" means, with respect to any Person, such Person's Affiliates, directors, officers, employees, agents, consultants, advisors and other representatives, including legal counsel, accountants and financial advisors.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

                  "SELLER" shall have the meaning set forth in the preamble to this Agreement.

                  "SELLER CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 7.6(c).

                  "SELLER GROUP" shall have the meaning set forth in Section
12.2.

                  "SELLER IP COMMITMENTS" means all Commitments of Seller relating to Business Intellectual Property.

                  "SHARES" shall have the meaning set forth in the recitals to this Agreement.

                  "STOCK CONSIDERATION" shall have the meaning set forth in
Section 3.1(a).

                  "STRADDLE PERIOD" shall have the meaning set forth in Section 13.4.

                  "TAX CLAIM" shall have the meaning set forth in Section
13.8(a).

                  "TAX RETURNS" shall have the meaning set forth in Section 5.8(a).

                  "TAXES" means all taxes, charges, duties, fees, levies or other assessments, including corporation tax, advance corporation tax, the charge under Section 419 of the Taxes Act 1988, income tax, capital gains tax, the charge under Section 601(2) of the Taxes Act 1988, value added tax, excise duties, property, sales, use, gross receipts, recording, insurance profits, license, withholding, payroll, employment, net worth, transfer, social security, environmental, occupation and franchise taxes, the charge to tax under Schedule 9A of the Value Added Tax Act 1994, customs and other import duties, inheritance tax, stamp duty, stamp duty reserve tax, capital duties, national insurance contributions, local authority council taxes, petroleum revenue tax, foreign taxation and duties, amounts payable in consideration for the surrender of group relief or advance corporation tax or refunds pursuant to Section 102 of the Finance Act 1989 and any payment whatsoever which the Company may be or become bound to make to any Person as a result of the operation of any enactment relating to any such taxes or duties imposed by any Governmental Entity and all penalties, charges, interest and additions relating to any of the foregoing or resulting from a failure to comply with the provisions of any enactment relating to taxation.

                  "TAXES ACT 1988" means the Income and Corporation Taxes Act 1988.

                  "THIRD PARTY CLAIM" shall have the meaning set forth in
Section 12.3(a).

                  "TRANSACTION" means the transactions contemplated by the Transaction Documents.

                  "TRANSACTION DOCUMENTS" means this Agreement, agreements entered into by the Company with certain employees of the Company in respect of the Transaction and all other instruments, certificates and documents delivered or required to be delivered by Seller, Buyer or the Company pursuant to this Agreement.

                  "UK GAAP" means generally accepted accounting principles in the United Kingdom.

                  "VALUE ADDED TAX" means value added tax as provided for in the Value Added Tax Act 1994 and legislation supplemental thereto or replacing, modifying or consolidating it; references to income or profits or gains earned, accrued or received shall include income or profits or gains treated as earned, accrued or received for the purposes of any legislation.


                                   ARTICLE II

                     PURCHASE AND SALE OF SHARES AND ASSETS


                  Section 2.1. PURCHASE AND SALE OF SHARES AND ASSETS.

                  (a) Subject to the terms of this Agreement and in reliance on the covenants, representations and warranties contained herein, Seller hereby sells, conveys, transfers, assigns and delivers (with full title guaranty according to the laws of England and Wales) to Buyer, and Buyer hereby purchases and acquires from Seller, the Shares, free and clear of all Liens.

                  (b) Subject to the terms of this Agreement and in reliance on the covenants, representations and warranties contained herein, Seller hereby sells, conveys, transfers, assigns and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, all of Seller's right, title and interest in and to all Business Intellectual Property, free and clear of all Liens (other than Permitted Liens).


                                   ARTICLE III

                                 PURCHASE PRICE


                  Section 3.1.  PURCHASE PRICE.

                  (a) Subject to the terms set forth herein, in consideration for the sale, assignment, conveyance, transfer and delivery of the Shares, Buyer will, within three business days after the execution and delivery hereof, deliver to Seller a stock certificate duly registered in the name of Seller representing that number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $1 per share, of Buyer ("BUYER STOCK"), equal to the quotient, rounded to the nearest whole share, of (x) Twenty Million dollars

(U.S.$20,000,000) divided by (y) the Market Price (as defined below) of Buyer Stock (the "STOCK CONSIDERATION"). The parties acknowledge that the Stock Consideration will equal 293,794 shares of Buyer Stock. Such stock certificate will bear a legend substantially in the form of the following:

         "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE REGISTERED UNDER SAID ACT AND LAWS OR DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND (B) MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, GIFTED, ENCUMBERED OR OTHERWISE DISPOSED OF PRIOR TO THE FIRST ANNIVERSARY OF JANUARY 19, 2000."

                  (b) Subject to the terms set forth herein, in consideration for the sale, assignment, conveyance, transfer and delivery of the Business Intellectual Property, Buyer is, concurrently with the execution and delivery hereof, paying to Seller, by wire transfer of immediately available U.S. Dollars to the bank account heretofore designated by Seller to Buyer, Five Million dollars (U.S.$5,000,000) (the "CASH CONSIDERATION"), less the Estimated U.K. Stamp Tax Amount.

                  (c) The "MARKET PRICE" of Buyer Stock means $68.075, which is the average of the daily closing sale prices per share of Buyer Stock as reported by the NASDAQ Stock Market (as published in The Wall Street Journal, Eastern United States Edition) for the five consecutive full NASDAQ trading days immediately preceding the first full NASDAQ trading day prior to the date hereof.

                  (d) SECURITIES ACT EXEMPTION. The issuance of Buyer Stock pursuant to this Agreement is intended to be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder and from applicable state securities laws. Each of Seller and Buyer hereby agrees to take all reasonable actions and to execute all necessary documents to qualify the issuance of Buyer Stock for such exemptions.

                  Section 3.2. ALLOCATION OF CASH CONSIDERATION. Buyer will, not later than 180 days after the date hereof, prepare and deliver to Seller a schedule (the "ALLOCATION SCHEDULE") allocating the Cash Consideration among the Business Intellectual Property and the covenant not to compete contained in
Article XIV in accordance with Treas. Reg. 1.1060-1T (or any comparable provisions of state or local tax law) or any successor provision. Seller will have the right to raise reasonable objections to the Allocation Schedule within 10 days after its receipt thereof, in which event Seller and Buyer will negotiate in good faith to resolve such objections. Except to the extent otherwise required by applicable Laws, Buyer and Seller will make all tax returns, reports, forms, declarations, claims and other statements in a manner consistent with the Allocation Schedule and will not make any inconsistent statement or adjustment on any returns or during the course of any IRS or other Tax audit.

                                   ARTICLE IV

                          DELIVERIES AND TRANSFER TAXES


                  Section 4.1. DELIVERIES OF SELLER. Seller is, concurrently with the execution and delivery hereof, delivering to Buyer the following:

                            (i) share certificates representing the Shares accompanied by duly executed stock transfer forms in favor of Buyer and powers of attorney in respect of the right attached to the Shares (in either case, if requested by Buyer, with signatures thereon duly guaranteed) and any other documents that are necessary to transfer to Buyer good and marketable title to the Shares, free and clear of any Liens;

                           (ii) written resignations of all directors of the Company and such officers of the Company as were specified by Buyer to Seller on or before the date hereof (including acknowledgments of such directors and officers that they have no claims outstanding for compensation (other than regularly scheduled compensation payments owed to such Persons who are employees) or otherwise or for any payment under the U.K. Employment Rights Act 1996);

                          (iii) the minute books, ledgers and stock transfer books of the Company;

                           (iv) such other instruments of assignment, conveyance and transfer as shall reasonably be requested by Buyer to effect or evidence the sale, assignment, conveyance, transfer and delivery of the Business Intellectual Property to Buyer, free and clear of any Liens (other than Permitted Liens);

                            (v) evidence of a meeting of the Board of Directors of the Company held prior to the date hereof at which (A) the transfer of the Shares to Buyer or its designee was approved, (B) the resignations referred to in Section 4.1(ii) were accepted and (C) such Persons as were designated by Buyer were appointed as directors and officers of the Company effective as of the date hereof; and

                           (vi) all other instruments, agreements and documents required to be delivered by Seller at or prior to the date hereof pursuant to this Agreement.

                  Section 4.2. DELIVERIES OF BUYER. Buyer is, concurrently with the execution and delivery hereof, delivering to Seller the following:

                            (i) the Cash Consideration, less the Estimated U.K. Stamp Tax Amount, required by Section 3.1(b); and

                           (ii) all other instruments, agreements and documents required to be delivered by Buyer at or prior to the date hereof pursuant to this Agreement.

Within three business days after the execution and delivery hereof, Buyer will deliver to Seller the Stock Consideration required by Section 3.1(a).

                  Section 4.3. TRANSFER TAXES. All applicable sales and transfer Taxes (including any stock transfer or stamp Taxes due as a result of the sale of the Shares and Taxes, if any, imposed upon the transfer of real and personal property) and filing, recording, registration, stamp, documentary and other Taxes and fees payable in connection with the Transaction will be the responsibility of and be paid by Seller. Notwithstanding the foregoing, the parties acknowledge that the Estimated U.K. Stamp Tax Amount has been deducted from the Cash Consideration and that Buyer will be responsible for the actual payment of U.K. stamp taxes payable in connection with the registration of the transfer of the Shares and patent applications included in Business Intellectual Property from Seller to Buyer (the actual amount of such U.K. stamp taxes paid by Buyer is referred to herein as the "ACTUAL U.K. STAMP TAX AMOUNT"); provided, however, that (i) if the Actual U.K. Stamp Tax Amount is less than the Estimated U.K. Stamp Tax Amount, Buyer will pay Seller on demand the amount by which the Actual U.K. Stamp Tax Amount is less than the Estimated U.K. Stamp Tax Amount and (ii) if the Actual U.K. Stamp Tax Amount is greater than the Estimated U.K. Stamp Tax Amount, Seller will pay Buyer on demand the amount by which the Actual U.K. Stamp Tax Amount exceeds the Estimated U.K. Stamp Tax Amount. Within two business days after Seller's payment of the Actual U.K. Stamp Tax Amount, Buyer will provide Seller with written confirmation of the date of payment and the amount thereof. All payments made by Buyer in connection with this Agreement are exclusive of any value added or similar Taxes which may be imposed from time to time, which Taxes shall be paid by Seller.


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants to Buyer as follows:

                  Section 5.1. ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is a corporation duly organized, validly existing and in good standing under the laws of England and Wales. Each of Seller and the Company has all requisite power and authority, corporate or otherwise, to own, lease and operate its assets and properties (in the case of the Company) and the Business Intellectual Property (in the case of Seller) and to carry on the Business as presently conducted. Each of Seller and the Company is duly qualified to transact business and in good standing as a foreign corporation in each jurisdiction in which the ownership, leasing or holding of its properties (in the case of the Company) or the Business Intellectual Property (in the case of Seller) or the conduct or nature of its business (in the case of Seller, as it relates to the Business) makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect. Set forth on Schedule 5.1 is a list of the jurisdictions (other than England and Wales) in which the Company is qualified to transact business. True and complete copies of the memorandum and articles of association (or similar governance documents), corporate minute books, stock certificate books and stock transfer books, in each case as amended through the date hereof, of the Company have previously been delivered or made available to Buyer.

                  Section 5.2. AUTHORITY. Seller has all requisite power and authority, corporate or otherwise, to execute and deliver each Transaction Document delivered by Seller and to perform all of its obligations hereunder and thereunder. The Company has all requisite power and authority, corporate or otherwise, to perform the transactions contemplated by each Transaction Document to be performed by it. The execution, delivery and performance by Seller of each Transaction Document delivered by Seller and the consummation by Seller of the Transaction have been duly authorized by all necessary and proper action on the part of Seller. The consummation by the Company of the Transaction has been duly authorized by all necessary and proper action on the part of the Company. This Agreement and each other Transaction Document delivered by Seller has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

                  Section 5.3. NO BREACH. Except as set forth on Schedule 5.3, none of the execution, delivery or performance by Seller of any Transaction Document or the consummation by Seller of the Transaction, with or without the giving of notice or the lapse of time or both, does or will result in the creation of any Lien upon any of the Business Intellectual Property or any of the assets or properties of the Company (except for Permitted Liens) or any Lien upon the Shares, or conflict with, or result in a breach or violation of or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) the Articles of Incorporation or By-laws (or similar governance document) of Seller or the memorandum and articles of association (or similar governance documents) of the Company, (ii) any Seller IP

Commitment or any Commitment of the Company, (iii) any other Commitment of Seller or any of its Affiliates or (iv) any Law or License or other requirement to which Seller or the Company or their respective properties or assets is subject, except, in the case of items (iii) and (iv) above only, for those which would not have, individually or in the aggregate, a Material Adverse Effect.

                  Section 5.4. CAPITALIZATION. The authorized capital stock of the Company consists solely of 1,000 ordinary shares, (pound)1 par value, of which only the Shares are issued and outstanding. Except for the ShaRes, no shares of capital stock or other securities of the Company are issued, reserved for issuance or outstanding. Seller has good, valid and marketable title to, and is the record and beneficial owner of, the Shares, free and clear of any Liens. The Shares are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of, and are not subject to, any preemptive rights. There are no bonds, debentures, notes or other indebtedness of any type whatsoever of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any shareholders of the Company may vote. There are no outstanding options, warrants, calls, demands, stock appreciation rights, Contracts or other rights of any nature (other than this Agreement) to purchase, obtain or acquire or otherwise relating to, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any shares of capital stock of the Company or any other securities of the Company. None of the Company, Seller or any of their Affiliates is obligated, pursuant to any securities, options, warrants, calls, demands, Contracts (other than this Agreement) or other rights of any nature or otherwise, now or in the future, contingently or otherwise, to issue, deliver, sell, purchase or redeem any capital stock of the Company, any other securities of the Company or any interest in or assets of the Company or the Business (including the Business Intellectual Property) to or from any Person or to issue, deliver, sell, purchase or redeem any stock appreciation rights or other Contracts of the Company relating to any capital stock or other securities of the Company to or from any Person.

                  Section 5.5. TITLE TO STOCK. Seller is hereby transferring to Buyer, and Buyer is hereby acquiring, good, valid and marketable title to the Shares, free and clear of any Liens.

                  Section 5.6. EQUITY INTERESTS. Except for the ownership of the Shares by Seller, neither Seller (with respect to the Business) nor the Company owns any capital stock or other equity interest in any corporation, partnership, limited liability entity or other entity.

                  Section 5.7. LIABILITIES. Except for Assumed Liabilities, neither Seller (with respect to the Business) nor the Company has any material Liabilities of any nature.

                  Section 5.8.  TAXES.

                  (a) Except as set forth on Schedule 5.8(a), all federal, state, local and foreign Tax returns, reports, declarations, statements and other documents ("TAX RETURNS") required to be filed by or on behalf of the Company or Seller or any predecessor corporation of any of them, or any consolidated, combined, affiliated or unitary group of which the Company or Seller is or has ever been a member (in the case of Seller, with respect to (or which include) the Business or the Business Intellectual Property) have been timely filed with the appropriate tax authorities or requests for extensions have been timely filed and any such extensions have been granted and have not expired.

                  (b) Each such Tax Return was complete and correct in all material respects.

                  (c) All Taxes with respect to taxable periods or portions thereof covered by such Tax Returns and all other Taxes (without regard to whether a Tax Return was or is required) for which the Company or Seller (with respect to (or which relate to) the Business or the Business Intellectual Property) is otherwise liable that are due and payable have been paid and to the extent the liabilities for such Taxes are not due, adequate reserves have been established on the balance sheet of the Company dated as of January 18, 2000 in accordance with GAAP.

                  (d) The Company has timely withheld proper and accurate amounts from its employees, customers, shareholders and others from whom it is or was required to withhold Taxes in compliance with all applicable Laws and has timely paid all such withheld amounts to the appropriate taxing authorities.

                  (e) All Taxes due with respect to any completed and settled audit, examination or deficiency Action with any taxing authority for which the Company or Seller (with respect to (or which relate to) the Business or the Business Intellectual Property) is liable have been paid in full.

                  (f) To the knowledge of Seller, there is no audit, examination, deficiency or refund Action pending with respect to any Taxes for which the Company or Seller (with respect to (or which relate to) the Business or the Business Intellectual Property) is or might otherwise be liable and no taxing authority has given written notice of the commencement of any audit, examination or deficiency Action with respect to any such Taxes. No issue has arisen in any examination of the Company or Seller (with respect to (or which relates to) the Business or the Business Intellectual Property) by any taxing authority that, if raised with respect to the same or substantially similar facts arising in any other Tax period not so examined, would result in a deficiency for such other period, if upheld.

                  (g) The Company is and always has been resident in the United Kingdom for Tax purposes and is not and never has been resident for Tax purposes in any jurisdiction other than the United Kingdom.

                  (h) The United Kingdom is the only country other than the United States whose Tax authorities seek to charge Tax on the world-wide profits or gains of the Company.

                  (i) The Company has at no time been a member of a group for the purposes of Part X, Chapter IV of the Taxes Act 1988.

                  (j) Except as set forth on Schedule 5.8(j), there has been no correspondence or communication to date between the Company and the Inland Revenue regarding the Tax affairs of the Company.

                  (k) To the knowledge of Seller, the Company does not own any property (other than property constituting intangibles or goodwill) which would produce income from United States sources if sold or otherwise disposed of outside the United States, and the Company is not engaged in a trade or business within the United States.

                  (l) The Company is not a "passive foreign investment company", within the meaning of Section 1297(a) of the Code.

                  (m) No Liens for Taxes exist with respect to any of the assets or properties of the Company or the Business Intellectual Property.

                  (n) There has not been a change in ownership of the Company within the meaning of Section 769 of the Taxes Act 1988 in the period commencing three years before the date hereof, or in respect of any accounting period commencing prior to that date the corporation tax computations for which have yet to be agreed under Section 54 of the Taxes Management Act 1970.

                  (o) Schedule 5.8(o) contains full details of all dispensations obtained by the Company and all details of any visit from the Audit Office of the Inland Revenue within the last six years including full details of any settlement made pursuant thereto.

                  (p) The Company has not made any payment to or provided any benefit for any officer or employee or ex-officer or ex-employee of the Company which is not allowable as a deduction in calculating the profits of the Company for taxation purposes.

                  (q) Any payment made to or for the direct or indirect benefit of any Person who is or might be regarded by any taxation authority as an employee of the Company is made to such Person direct and is not made to any company or other entity associated with that Person.

                  (r) The Company is not and never has been either a contractor or a sub-contractor for the purposes of Chapter IV, Part XIII of the Taxes Act 1988.

                  (s) The Company has paid all national insurance contributions (or similar contributions in any other jurisdiction) for which it is liable and has kept proper books and records relating to the same and has not been a party to any scheme or arrangement to avoid any liability to account for primary or secondary national insurance contributions (or similar contributions in any other jurisdiction).

                  (t) The Company has duly paid or has procured to be paid all stamp duty on documents to which it is a party and under which it acquired any right or property or in which it is interested and which are liable to stamp duty.

                  (u) The Company has made all returns and paid all stamp duty reserve tax in respect of any transaction in securities to which it has been a party or in respect of which it is liable to account for stamp duty reserve tax.

                  (v) The Company has complied with all statutory provisions and regulations relating to Value Added Tax and has duly paid or provided for all amounts of Value Added Tax for which the Company is liable.

                  Section 5.9.  INTELLECTUAL PROPERTY MATTERS.

                  (a) Set forth on Schedule 5.9(a) are all patents, patent applications, patent and invention disclosures awaiting filing, mask work and copyright applications and registrations, and trademarks and trademark applications and registrations which constitute Business Intellectual Property and the entity that owns such Business Intellectual Property.

                  (b) Set forth on Schedule 5.9(b) are all Commitments of Seller and the Company relating to Business Intellectual Property, including the distribution or license of, or royalty payments with respect to, Business Intellectual Property, whether as licensor or licensee, and all Seller IP Commitments.

                  (c) Except as set forth on Schedule 5.9(c):

                            (i) The Company or Seller owns all right, title and interest in and to (or, in the case of Business Intellectual Property subject to license agreements in favor of the Company or Seller set forth on Schedule 5.9(b), has the legal right to use) all of the Business Intellectual Property, free and clear of any Liens (other than Permitted Liens) and free from any requirement of any past, present or future payments (other than maintenance and similar payments), charges or fees or conditions, rights or restrictions;

                           (ii) no Business Intellectual Property or any product, process or material developed, manufactured, produced or used by the Company, is alleged to infringe upon or, to the knowledge of Seller, infringes upon any Intellectual Property or other rights owned or held by any other Person;

                          (iii) the rights of the Company and Seller in and to all Business Intellectual Property are valid and enforceable and no Business Intellectual Property is subject to any outstanding Lien (other than a Permitted Lien), judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any Governmental Entity, nor is there (or has there been) pending or (to the knowledge of Seller) threatened, any claim, Action or other proceeding relating to any Business Intellectual Property (including any interference, reissue, reexamination or opposition proceeding or proceeding contesting the rights of the Company or Seller to any Business Intellectual Property or the ownership, use, enforceability or validity of any Business Intellectual Property);

                           (iv) to the knowledge of Seller, there is no infringement or misappropriation of any Business Intellectual Property by any Person;

                            (v) there are no Contracts between Seller or the Company, on the one hand, and any other Person, on the other hand, which may have been terminated or expired prior to the date hereof and under which Seller or the Company has granted rights or licenses in any Business Intellectual Property to such other Persons or granted an option to acquire such rights or licenses, which rights or licenses or the option to acquire the same survived such termination or expiration;

                           (vi) neither Seller nor the Company has covenanted or agreed with any Person not to sue or otherwise enforce any legal rights with respect to any Business Intellectual Property;

                          (vii) all Business Intellectual Property (other than Business Intellectual Property subject to license agreements in favor of Seller or the Company set forth on Schedule 5.9(b)) was developed entirely by employees of the Company during the time they were employees of the Company; and

                         (viii) all of the Business Intellectual Property is in compliance with all applicable Laws (including payment of filing, examination, and maintenance fees and proofs of working or use).

                  (d) Each of Seller and the Company has taken all reasonable steps (including measures to protect secrecy and confidentiality) to protect its right, title and interest in and to all Business Intellectual Property. All employees, agents, consultants and other representatives of Seller or the Company who have access to confidential or proprietary information of Seller or the Company included in the Business Intellectual Property have a legal obligation of confidentiality to Seller or the Company with respect to such information. All employees of Seller and Affiliates of Seller related to the Business and all employees of the Company have duly executed and delivered agreements with Seller or the Company pertaining to the assignment, without additional consideration, to Seller or the Company of all inventions, discoveries and ideas, whether or not patented or patentable, conceived or reduced to practice during the course of their employment by Seller or its Affiliates or by the Company.

                  (e) The documentation relating to the Business Intellectual Property is current, accurate, and sufficient in detail and content to identify and explain all technical information included in the Business Intellectual Property.

                  (f) The Business Intellectual Property constitutes all Intellectual Property rights necessary to conduct fully the Business as currently conducted.

                  Section 5.10.  ASSETS AND PROPERTIES.

                  (a) The Company has (i) good and marketable title to all of its assets and properties (whether real, personal or mixed, or tangible or intangible) which it purports to own (including all assets and properties recorded on the balance sheet of the Company dated as of January 18, 2000, including cash, and those assets set forth on Schedule 5.10(a)) and (ii) valid leasehold interests in all of its assets and properties which it purports to lease, in each case (with respect to both clause (i) and (ii) above), free and clear of any Liens, other than Permitted Liens. Seller or the Company has good, valid and marketable title to all of the Business Intellectual Property, free and clear of all Liens, other than Permitted Liens. The delivery by Seller of this Agreement hereby transfers to Buyer good, valid and marketable title to the Business Intellectual Property, free and clear of all Liens, other than Permitted Liens.

                  (b) The Company does not own and has not previously owned any real property.

                  (c) Schedule 5.10(c) contains a complete and accurate list of all real estate leased, subleased or occupied by the Company pursuant to a Lease (the "LEASED PREMISES"), indicating the ownership, street address and use of each of the Leased Premises (and prior uses to the extent known to the Company) and including a brief description of the Company's rental obligations under each Lease pertaining thereto, its expiration date and renewal terms and whether there is any requirement of a Consent by the lessor thereunder or any other Person (including any mortgagee, trustee, bondholder or lessor under any overlease) in connection with the execution, delivery or performance of any Transaction Document or the consummation of the Transaction. There are no subleases or other Leases through which the Company has granted any interest in any of the Leased Premises, or any portion thereof, to any Person.

                  (d) The Company is not in breach of any of the terms of the Leases relating to any Leased Premises or any agreement for their grant or of the Rent Deposit Deed relating to any

Leased Premises. All rents and other incomes reserved by such Leases and owing at the date hereof have been paid at least up to and including the date hereof. No notices have been received or served by the Company under the Leases relating to any Leased Premises or any agreement for their grant or any Rent Deposit Deed relating to any Leased Premises. There has not been and there is not anticipated any call for payment under any Rent Deposit Deed relating to any Leased Premises.

                  (e) The Company (and no other Person) is in actual occupancy of each of the Leased Premises and the Company enjoys peaceful and undisturbed possession thereof. There are no restrictions imposed by any Lease or other Contract or by Law which preclude or restrict the ability to use the Leased Premises for the purposes for which they are currently being used.

                  (f) All improvements on the Leased Premises were constructed in compliance with all applicable Laws (including building, planning and zoning
Laws) and Licenses affecting such Leased Premises. To the knowledge of Seller, no improvements on the Leased Premises and none of the current uses or conditions thereof violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, site plan approvals or variances or the certificate of occupancy for each of the improvements on the Leased Premises. Except as set forth on Schedule 5.10(f), all improvements on the Leased Premises are wholly within the boundaries of the real property covered by the Lease relating thereto, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

                  (g) To the knowledge of Seller, all existing water, sewer, steam, gas, electricity, telephone and other utilities and services required for the use, occupancy, operation and maintenance of the Leased Premises are adequate for the conduct of the Business as it has been and is conducted.

                  (h) There are no pending or (to the knowledge of Seller) threatened Actions (including condemnation Actions) affecting any Leased Premises.

                  Section 5.11.  CONTRACTS.

                  (a) Schedule 5.11(a) lists all Commitments of the Company or of Seller (with respect to the Business) (other than those set forth on Schedule 5.9(b), Schedule 5.17(b) or Schedule 5.17(c)), including:

                            (i) all Leases and Commitments relating to the lease (whether as lessor or lessee) of personal property;

                           (ii) all Commitments for the purchase or sale of inventories, materials, commodities, supplies, products, spare parts or other property or for the furnishing or receipt of services;

                          (iii) all Commitments concerning a partnership, joint venture, joint development or other cooperation arrangement;

                           (iv) all Commitments providing for management services or for the services of independent contractors or consultants (or similar arrangements);

                            (v) all Commitments relating in whole or in part to Intellectual Property not set forth on Schedule 5.9(b);

                           (vi) all Commitments relating to or evidencing indebtedness of the Company (or the creation, incurrence, assumption, securing or guarantee thereof);

                          (vii) all Commitments under which (A) any Person has directly or indirectly guaranteed any indebtedness or other Liabilities of the Company or (B) the Company has directly or indirectly guaranteed any indebtedness or other Liabilities of any Person;

                         (viii) all Commitments under which the Company has directly or indirectly made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person, including employees, or which involve a sharing of profits, losses, costs or Liabilities by the Company with any other Person;

                           (ix) all Commitments providing for or granting a Lien (other than a Permitted Lien) upon any assets or properties of the Company;

                            (x) all Commitments between or among the Company, on the one hand, and any Affiliate, officer, director or employee of the Company or any Affiliate of any thereof, on the other hand;

                           (xi) all Commitments with any broker, distributor, dealer, sales representative, supplier or manufacturer;

                          (xii) all Commitments providing for or containing confidentiality and non-disclosure obligations;

                         (xiii) all Commitments for the purchase or sale of any business, corporation, partnership, joint venture, association or other business organization or any division, assets, operating unit or product line thereof;

                          (xiv) all Commitments which limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or which limit or purport to limit or restrict the ability of the Company with respect to the development, manufacture, marketing, sale or distribution of, or other rights with respect to, any products or services;

                           (xv) all foreign currency forward exchange Contracts, foreign currency option and other derivative Contracts and letters of credit;

                          (xvi) all Commitments with any Governmental Entity;
         and

                         (xvii) all Commitments containing any restrictions with respect to payment of dividends or any other distributions in respect of the capital stock of the Company.

                  (b) All Commitments of the Company and all Seller IP Commitments were entered into in the ordinary course of business consistent with past practices. Each Commitment of the Company and each Seller IP Commitment is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms. Except as set forth on Schedule 5.11(b), none of the Commitments of the Company or Seller IP Commitments requires any payments or the performance of any obligations other than payments or the performance of any obligations in the ordinary course of business consistent with past practice.

                  (c) Except as set forth on Schedule 5.11(c), each of Seller and the Company (and, to the knowledge of Seller, each of the other party or parties thereto), has performed all obligations required to be performed by it under each Commitment of the Company and each Seller IP Commitment. Except as set forth on Schedule 5.11(c), no event has occurred or circumstance exists with respect to Seller or the Company or, to the knowledge of Seller, with respect to any other Person that (with or without lapse of time or the giving of notice or both) may contravene, conflict with or result in a violation or breach of or give Seller or the Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity of, or to cancel, terminate or modify, any Commitment of the Company or Seller IP Commitment. No party to any Commitment of the Company or Seller IP Commitment has repudiated or terminated any Commitment of the Company or Seller IP Commitment and Seller has no reason to believe that any other party or parties to any Commitment of the Company or Seller IP Commitment intends to exercise any right of cancellation, termination or non-renewal thereof. Seller has heretofore delivered to Buyer true and complete copies of all Commitments of the Company and Seller IP Commitments.

                  (d) Except as set forth on Schedule 5.11(d), (i) there are no "change of control" or similar provisions or any obligations arising under any Commitment of the Company (other than immaterial Commitments which can be readily replaced by the Company without expense in excess of $10,000 in the aggregate on substantially similar terms) or Seller IP Commitment which are created, accelerated or triggered by the execution, delivery or performance of any Transaction Document or the consummation of the Transaction and (ii) none of the execution, delivery or performance of any Transaction Document or consummation of the Transaction will, under the terms, conditions or provisions of any Commitment of the Company or Seller IP Commitment (A) require any Consent of, with or to any Person, (B) result in any increase in any payment or change in any term, (C) give rise to any right of amendment, termination, cancellation or acceleration of any right or obligation or to a loss of benefit or (D) grant any repayment or repurchase rights to any Person.

                  Section 5.12.  LITIGATION.

                  (a) Except as set forth on Schedule 5.12(a) or Schedule 5.9(c), (i) no judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any arbitrator, court or other Governmental Entity to which Seller or the Company or any Affiliate of any thereof is party or by which Seller or the Company or any Affiliate of either thereof or any assets of any thereof is bound, and which relates to or affects the Company, the Business, the assets, properties, Liabilities or employees of the Company, the Business Intellectual Property, any Transaction Document or the Transaction is in effect and (ii) none of Seller, the Company or any Affiliates of either thereof is party to or engaged in or, to the knowledge of Seller, threatened with any Action which relates to or affects the Company, the Business, the assets, properties, Liabilities or employees of the Company, the Business Intellectual Property, any Transaction Document or the Transaction, and, to the knowledge of Seller, no event has occurred and no condition exists which could reasonably be expected to result in any such Action.

                  (b) Neither Seller nor the Company is in default under or with respect to any judgment, ruling, order, writ, decree, stipulation, injunction or determination of the type described in Section 5.12(a)(i).

                  (c) No order has been made, petition presented or resolution passed for the winding-up of the Company and no meeting has been convened for the purposes of winding-up of the Company. No steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the Company's assets. The Company has not made or proposed any arrangement or composition with its creditors or any class of its creditors. The Company is not insolvent, and is not unable to pay its debts within the meaning of the insolvency legislation applicable to the Company and has not stopped paying its debts as they fall due.

                  (d) None of the Actions set forth on Schedule 5.12(a) or
Schedule 5.9(c), if adversely determined, will have a Material Adverse Effect.

                  Section 5.13. ENVIRONMENTAL MATTERS. To the knowledge of Seller, except as disclosed on Schedule 5.13, none of the Leased Premises and no real property previously owned, leased or operated by the Company or any predecessor of the Company ("REAL PROPERTY") has been used at any time: (i) as a site for the storage, except as authorized under applicable prior or existing Environmental Laws, or disposal of any Hazardous Material or (ii) so as to cause a violation of or to give rise to a removal, restoration or reimbursement Liability under any prior or existing
Environmental Law. Except as disclosed on Schedule 5.13, the Company does not have any Liability under any applicable prior or existing Environmental Law or under any Commitment with respect to or as a result of (A) the presence, discharge, generation, treatment, storage, handling, removal, disposal, transportation or Release of any Hazardous Material at, onto or from any Real Property, (B) the disposition of such removed Hazardous Materials at any other locations, (C) the Release, threatened Release or presence of Hazardous Materials at any location or (D) the discontinuance, sale or transfer of operations of any business conducted at any Real Property. The Company is in compliance in all material respects with, and has at all times complied with, all prior or existing Environmental Laws related to or affecting the Company, including in connection with the acquisition, storage, handling, transportation, processing, use or disposal of any goods or materials, whether as raw materials, work-in-process, finished goods or otherwise.
Except as disclosed on Schedule 5.13, to the knowledge of Seller no underground tanks, asbestos containing materials, lead-based paint or polychlorinated biphenyls are, or have at any time been, present at any Real Property.

                  Section 5.14. GOVERNMENTAL APPROVALS. Except as set forth on
Schedule 5.14, no material Consent or order of, with or to any Governmental Entity is required to be obtained or made by or with respect to Seller or the Company in connection with the execution, delivery and performance by Seller of any Transaction Document or the consummation by Seller or the Company of the Transaction.

                  Section 5.15.  COMPLIANCE WITH APPLICABLE LAW.

                  (a) Except as set forth on Schedule 5.15(a), (i) each of Seller (with respect to the Business and the Business Intellectual Property), and the Company is in compliance in all material respects and has complied in all material respects with all Laws applicable to the Company, the Business and the Business Intellectual Property, including all Laws relating to the exportation of goods and services and export compliance and control, (ii) no claims or complaints from any Governmental Entities or other Persons have been asserted or received by Seller, the Company or any Affiliate of either thereof related to or affecting the Company, the Business or the Business Intellectual Property and, to the knowledge of Seller, no claims or complaints are threatened, alleging that Seller, the Company or any Affiliate of either thereof is in violation of any Laws or Licenses applicable to the Company, the Business or the Business Intellectual Property and (iii) no investigation, inquiry, or review by any Governmental Entity with respect to the Company, the Business or the Business Intellectual Property is pending or, to the knowledge of Seller, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation, inquiry or review.

                  (b) None of Seller (with respect to the Company, the Business or the Business Intellectual Property) or the Company or any Affiliate of either thereof, nor to the knowledge of Seller any director, officer, agent, employee or other Person associated with or acting on behalf of any of Seller (with respect to the Company, the Business or the Business Intellectual Property) or the Company or any Affiliate of either thereof has, directly or indirectly, used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to any Governmental Entity or governmental, administrative or regulatory official or employee or to any political party or campaign from corporate funds or made any bribe, unrecorded rebate, payoff, influence payment, kickback or other unlawful payment.

                  Section 5.16. LICENSES. Schedule 5.16 contains a complete and accurate list of all Licenses that are held by Seller (with respect to the Company, the Business or the Business Intellectual Property) or the Company or that otherwise relate to the Business or any assets owned or used by the Company. The Licenses listed on Schedule 5.16 constitute all the Licenses that are necessary for Seller and the Company to operate the Business and to own and use the Company's assets and the Business Intellectual Property in compliance with all Laws applicable to such operation, ownership and use. All Licenses listed on Schedule 5.16 are validly held by the Company or Seller and are in full force and effect. Except as set forth on Schedule 5.16, no Licenses listed on Schedule 5.16 will be subject to suspension, modification, revocation, cancellation, termination or nonrenewal as a result of the execution, delivery or performance of any Transaction Document or the consummation of the Transaction. Each of Seller and the Company has complied in all material respects with all of the terms and requirements of the Licenses listed on
Schedule 5.16.

                  Section 5.17.  EMPLOYEE MATTERS.

                  (a) The Company is not a party to any Contracts regarding collective bargaining or other Contracts with or to any labor or trade union or association representing any employee of the Company, nor does any labor or trade union or collective bargaining agent represent any employee of the Company. No Contracts regarding collective bargaining have been requested by, or are under discussion between management of the Company (or any management group or association of which the Company is a member or otherwise a participant) and, any group of employees of the Company, nor are there any representation proceedings or petitions seeking a representation proceeding presently pending against the Company, nor are there any other current activities known to Seller to organize any employees of the Company into a collective bargaining unit. There is no unfair labor practice charge or complaint pending or, to the knowledge of Seller, threatened against the Company. Except as set forth on
Schedule 5.17(a), there has never been any labor strike, slow-down, work stoppage, arbitration, grievance or other work-related dispute involving the Company or otherwise related to the Business, and no such dispute is now pending or, to the knowledge of Seller, threatened against the Company.

                  (b) Schedule 5.17(b) sets forth a complete and accurate list of each pension, retirement, savings, profit sharing, deferred compensation, medical, vision, dental, hospitalization, prescription drug and other health plan, cafeteria, flexible benefits, short-term and long-term disability, accident and life insurance plan, bonus, stock option, stock purchase, stock appreciation, incentive and special compensation and other plan and each other employee benefit plan, program or Commitment to which the Company or any Affiliate thereof contributes or is required to contribute, or which the Company or any Affiliate thereof sponsors, maintains or administers or which is otherwise applicable to employees or categories of employees, officers or consultants of the Company, whether written or oral and whether direct or indirect (hereinafter referred to collectively as the "PLANS").

                  (c) Schedule 5.17(c) sets forth a complete and accurate list of each employment or engagement, termination, retention and severance Commitment and policy (whether written or oral) with or for the benefit of, or otherwise relating to, any employees or officers of the Company. All such Commitments and policies are valid and enforceable, and neither the Company nor, to the knowledge of Seller, any employee, officer or consultant is in default in any material respect under the provisions thereof. Except as separately set forth on Schedule 5.17(c), none of the execution, delivery or performance of any Transaction Document or the consummation of the Transaction will result in any obligation to pay any employees, officers or consultants of the Company severance pay or termination, retention or other benefits.

                  (d) Schedule 5.17(d) contains a complete and accurate list of the following information (as of December 15, 1999) for each employee and officer of the Company, including each employee and officer on leave of absence, layoff or disability status: job title; current compensation paid or payable and any change in compensation since November 1, 1998; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Plans.

                  (e) The Company has never employed or retained any employees, consultants or independent contractors to provide services to the Company outside of the United Kingdom and the Company has never maintained, contributed to or incurred any Liability under any employee benefit plan, arrangement, program or Commitment that is or was subject to ERISA.

                  (f) To the knowledge of Seller, every Person who has at any time had the right to join, or apply to join, the Pension Scheme has been properly advised of that right. No employee of the Company has been excluded from membership of the Pension Scheme or from any of the benefits thereunder in contravention of Article 119 of the Treaty of Rome, the Pensions Act 1995 or other applicable laws or requirements or the provisions of the Pension Scheme or otherwise.

                  (g) The Company's contributions to the Pension Scheme are not paid in arrears and all contributions and other amounts which have fallen due for payment by the Company have been paid punctually. To the knowledge of Seller, no fee, charge or expense relating to or in connection with the Pension Scheme has been incurred but not paid.

                  (h) The Company has observed and performed those provisions of the Pension Scheme which apply to it and has not been subject to any investigation or determination by the Pensions Ombudsman or the Occupational Pensions Advisory Service.

                  (i) All documentation and records in respect of the Pension Scheme are up to date and complete and accurate in all material respects.

                  (j) The Pension Scheme is an exempt approved scheme (within the meaning of Section 592(1) of the Income and Corporation Taxes Act 1988), has properly and punctually accounted to the UK Inland Revenue for all and any tax for which the Pension Scheme is liable or accountable and has at all times complied with and been administered in accordance with all applicable laws, regulations and requirements.

                  (k) On the date hereof, Seller shall deliver to Buyer any personnel files, records, correspondence and documents relating to all persons employed by Seller or the Company who are to become Continued Employees.

                  (l) No employee of the Company has given notice terminating his or her contract of employment or is under notice or will be entitled to give notice as a result of the provisions of this Agreement.

                  (m) No person previously employed by the Company has now or may have a right to return to work or a right to be reinstated or re-engaged by the Company under the Employment Rights Act 1996.

                  (n) The Company has at all relevant times complied in all material respects with all its obligations under statute and otherwise concerning the health and safety at work of its employees, and there are no claims pending or, to the knowledge of Seller, capable of arising or threatened by any party in respect of any accident or injury which are not fully covered by insurance of the Company in respect of any accident or injury.

                  Section 5.18. ABSENCE OF MATERIAL ADVERSE EFFECT AND CERTAIN EVENTS.

                  (a) Except as set forth on Schedule 5.18(a), no conditions, circumstances or state of facts exist, and there have not been any events, occurrences, changes, developments or circumstances, which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 5.18(b), neither the Company nor Seller (with respect to the Business) has:

                            (i) suffered damages, destruction or casualty losses (whether or not covered by insurance) in excess of $100,000 in the aggregate;

                           (ii) made any capital expenditure or series of capital expenditures in excess of $100,000 in the aggregate;

                          (iii) since January 1, 1999, made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable or to become payable to any of their respective directors, officers, employees or agents, or agreed or promised (orally or otherwise) to pay, conditionally or otherwise, any bonus or extra compensation or other employee benefit to any of such directors, officers, employees or agents;

                           (iv) (A) entered into any employment or consulting agreement with or for the benefit of any Person referred to in subparagraph (iii) above; (B) paid any pension, retirement allowance or other employee benefit not required by any Plan, agreement or arrangement to any Person referred to in subparagraph (iii) above or
         (C) since January 1, 1999 agreed or promised (orally or otherwise) to pay (conditionally or otherwise) or otherwise committed itself (conditionally or otherwise) to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation, group insurance, vacation pay, severance pay, retirement or other employee benefit plan, agreement or arrangement, or changed the terms of any existing Plan or employee agreement or arrangement;

                            (v) sold, assigned, leased or transferred any of its assets or properties (other than the sale of inventory and immaterial assets in the ordinary course of business);

                           (vi) incurred, assumed or created any indebtedness or other material Liabilities;

                          (vii) subjected any of its assets or properties to any Lien or permitted any of its assets or properties to be subjected to any Lien, other than Permitted Liens;

                         (viii) made any change in its accounting methods, policies, practices or principles;

                           (ix) waived or released any rights or claims of material value, including rights or claims under any Commitment or relating to Business Intellectual Property, or waived or released any rights or claims against any Affiliate, director, officer or employee of the Company or any Affiliate of any thereof;

                            (x) sold, transferred or permitted to lapse, any Business Intellectual Property;

                           (xi) acquired or agreed to acquire by merging or consolidating with, or by purchasing a substantial portion of the capital stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or Person, or division, operating unit or product line thereof;

                          (xii) other than the creation and issuance of the Shares, issued, delivered, pledged or otherwise encumbered, sold or disposed of any shares of its capital stock or other securities, or created, issued, delivered, pledged or otherwise encumbered, sold or disposed of any securities convertible into, or rights with respect to, or options or warrants to purchase or rights to subscribe to, any shares of its capital stock or other securities;

                         (xiii) split, combined or reclassified any of its shares of capital stock or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for any of its shares of capital stock;

                          (xiv) declared, set aside, paid or made any dividend or other distribution with respect to any of its shares of capital stock, or otherwise made any payments to any of its shareholders in their capacity as such, or redeemed, repurchased or otherwise acquired any shares of its capital stock or other securities or any rights, options or warrants to acquire any such shares or other securities;

                           (xv) amended its memorandum and articles of association (or other similar governance documents);

                          (xvi)    revalued any of its assets;

                         (xvii) made any tax election, changed any annual tax accounting period, amended any tax return, settled or compromised any income tax liability, entered into any closing agreement, settled any tax claim or assessment, surrendered any right to claim a tax refund or failed to make the payments or consent to any extension or waiver of the limitations period applicable to any tax claim or assessment;

                        (xviii) (A) entered into any transaction with any Affiliate, director, officer or employee of the Company or any Affiliate of any thereof or (B) made, directly or indirectly, any payments or transferred, directly or indirectly, any funds or other property to or on behalf of any Affiliate, director, officer or employee of the Company or any Affiliate of any thereof (other than (1) regularly scheduled cash compensation payments and payments under existing employee benefit plans listed on Schedule 5.17(b) to such Persons who are employees of the Company and (2) reimbursements of employees' ordinary and necessary business expenses incurred in connection with their employment);

                          (xix) purchased any real property or, other than Leases set forth in Schedule 5.11(a) and other Leases of immaterial personal property which are no longer in effect, entered into any Lease;

                           (xx)    settled or compromised any Action;

                          (xxi) suffered any other occurrence, event, incident, action, failure to act or transaction which has had a Material Adverse Effect or which could reasonably be expected to have a Material Adverse Effect; or

                         (xxii) entered into any agreement or commitment (other than the Transaction Documents) out of the ordinary course of business or to take any of the types of action described in subclauses (i) through (xxi) of this Section 5.18(b).

                  Section 5.19. SUFFICIENCY OF ASSETS. The assets and properties of the Company and the Business Intellectual Property constitute (a) all of the material assets and rights that are used in the operation of the Business as it is being conducted as of the date hereof and (b) other than tools and equipment owned or licensed by Seller relating to selling, marketing, layout, manufacturing, assembling and packaging services provided by Seller on behalf of the Company, all the property, real and personal, tangible and intangible, necessary for the Company to conduct the Business after the date hereof as it is being conducted as of the date hereof.

                  Section 5.20.  FINANCIAL INFORMATION.

                  (a) Set forth on Schedule 5.20(a) are (i) the statutory accounts of the Company as of and for the year ended June 30, 1999, (ii) the balance sheet of the Company as of September 30, 1999 and the related profit and loss account and statements of stockholders' equity and cash flows of the Company for the three months ended September 30, 1999 and (iii) the balance sheet of the Company as of January 18, 2000 (collectively, with the notes thereto, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements are true, fair and accurate and have been prepared from and in accordance with the books, accounts and financial records of the Company (which are maintained in accordance with UK GAAP) and are in accordance with UK GAAP consistently applied. The Company Financial Statements present fairly in all material respects, in conformity with UK GAAP applied on a consistent basis, the financial position of the Company as of the dates set forth therein and the profits and losses and cash flows for the periods set forth therein.

                  (b) The computer programs, software and firmware used in the operations of the Company (including critical business systems, facilities, shop floor controls and the flow of goods and services which the Company provides to or procures from third parties) or in products sold by the Company can be modified or replaced without expense in excess of U.S.$20,000 in the aggregate to allow them correctly to recognize, calculate, sort, store, display and/or process dates outside of the range of 1900-1999, including the years 2000 and beyond, and correctly to recognize that the year 2000 is a leap year, and such operations will not be materially interrupted or delayed due to phenomena related to "year 2000".

                  Section 5.21.  INSURANCE.

                  (a) Schedule 5.21(a) sets forth a complete and accurate list of all current insurance policies and surety bonds which the Company or Seller maintain with respect to the Company, its assets and Liabilities, the Business Intellectual Property, the Business or employees, officers or directors of the Company ("INSURANCE POLICIES"). Seller has previously delivered to Buyer true and complete copies of all current Insurance Policies.

                  (b) The Insurance Policies: (i) are in full force and effect;
(ii) insure the Company in reasonably sufficient amounts against all risks usually insured against by Persons operating similar businesses or properties in the localities where such businesses or properties are located and (iii) are sufficient for compliance with all requirements of Law and Commitments. Each of the Company and Seller is current in all premiums or other payments due under each Insurance Policy and has otherwise performed in all material respects all of its respective obligations thereunder. Each of the Company and Seller has given timely notice to the insurer under each Insurance Policy of all claims that may be insured thereby. No Insurance Policy provides for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

                  Section 5.22. BANK ACCOUNTS; POWERS OF ATTORNEY. Schedule 5.22 sets forth a complete and accurate list of: (a) all bank accounts, investment accounts, lock boxes and safe deposit boxes maintained by or on behalf of the Company, including the location and account numbers of all such accounts, lock boxes and safe deposit boxes, (b) the names of all Persons authorized to take action with respect to such accounts, safe deposit boxes and lock boxes or who have access thereto and (c) the names of all Persons holding general or special powers of attorney from the Company, and a summary statement of the terms thereof.

                  Section 5.23. NO MATERIAL MISSTATEMENT OR OMISSION. None of the Transaction Documents (including any schedule or exhibit thereto) or any other document furnished by Seller or the Company in connection therewith or with the Transaction contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in such Transaction Document or other document not misleading. The financial projections relating to the Company delivered to Buyer have been made in good faith and were based upon reasonable assumptions, and neither Seller nor the Company is aware of any fact or set of circumstances (other than facts communicated by Buyer) that would lead it to believe that such projections are incorrect or misleading in any material respect.

                  Section 5.24. NO BROKERS. Except for Intellectual Capital Advisors (whose fees will be paid by Seller), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller, the Company or any of their Affiliates who is or might be entitled to any fee, commission or payment in connection with the negotiation, preparation, execution or delivery of any Transaction Document or the consummation of the Transaction, nor is there any basis for any such fee, commission or payment to be claimed by any Person against the Company.

                  Section 5.25. INVESTMENT INTENT. Seller is acquiring the Buyer Stock pursuant to this Agreement for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of any of such shares.

                  Section 5.26. INDEPENDENT INVESTIGATION. Seller acknowledges that it has carefully examined the following filings of Buyer made with the SEC:
(a) the Information Statement of Buyer dated December 2, 1998 included in Buyer's Registration Statement on Form 10 (File No. 000-24923), (b) the Company's Registration Statement on Form S-3 (Registration No. 333-82399) with respect to Buyer's 4-1/4% Convertible Subordinated Notes due May 1, 2006, (c) Buyer's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 and (d) the Proxy Statement of Buyer in connection with the 2000 Annual Meeting of Shareowners of Buyer (collectively, the "BUYER SEC DOCUMENTS"). Seller acknowledges that Buyer has made available to Seller all documents and information that it has requested relating to Buyer and has had an opportunity to ask executive officers of Buyer such questions as Seller considered necessary or appropriate with respect to the Buyer Stock and Buyer, and that Buyer has provided Seller with answers to any such questions. In evaluating the suitability of the acquisition of Buyer Stock hereunder, Seller has conducted its own investigation and has not relied upon any information (whether written or oral) other than the documents referred to in the first sentence of this
Section 5.26. Seller acknowledges that none of Buyer or its Affiliates or any other Person has made any representations or warranties, express or implied, relating to Buyer Stock, other than as expressly set forth in this Agreement. Seller acknowledges that it has consulted its own legal and financial advisors with respect to its investment in the Buyer Stock and the risks associated with that investment to the extent it believes is necessary or appropriate and that it has received all information that it believes is necessary or appropriate in connection with its receipt of the Buyer Stock in connection with the Transaction.

                  Section 5.27. KNOWLEDGEABLE INVESTOR. Seller is aware that the shares of Buyer Stock to be issued to Seller pursuant to this Agreement have not been registered under the Securities Act or any applicable state securities laws, and agrees that the Buyer Stock will not be offered or sold in the absence of registration under the Securities Act and any applicable state securities laws or, in the opinion of counsel reasonably acceptable to Buyer, an exemption from the registration requirements of the Securities Act and any applicable state securities laws. Seller will not transfer any shares of Buyer Stock in violation of the provisions of any applicable federal or state securities laws. In this connection, Seller represents that it is familiar with SEC Rule 144 promulgated pursuant to the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Seller understands that the offering and sale of the Buyer Stock is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act and, if applicable, the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements contained in this Agreement and Buyer may rely on such representations, warranties and agreements in connection therewith. Seller represents that by reason of its business and financial experience, and the business and financial experience of those persons, if any, retained by it to advise it with respect to its investment in the Buyer Stock, Seller together with such advisors have knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment. Seller's financial condition and investments are such that it is in a financial position to hold the Buyer Stock for an indefinite period of time and to bear the economic risk of its investment in the Buyer Stock, and Seller represents that it is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER


                  Buyer hereby represents and warrants to Seller as follows:

                  Section 6.1. ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  Section 6.2. AUTHORITY; BINDING OBLIGATION. Buyer has all requisite power and authority, corporate or otherwise, to execute and deliver each Transaction Document delivered by Buyer and to perform all of its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of each Transaction Document delivered by Buyer and the consummation by Buyer of the Transaction have been duly authorized by all necessary and proper action on the part of Buyer. This Agreement and each other Transaction Document delivered by Buyer has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

                  Section 6.3. NO BREACH. None of the execution, delivery or performance by Buyer of any Transaction Document or the consummation by Buyer of the Transaction does or will, with or without the giving of notice or the lapse of time or both, conflict with, or result in a breach or violation of or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any right or obligation or to a loss of a benefit under (a) the Restated Certificate of Incorporation or By-Laws of Buyer, (b) any Contract to which Buyer is a party or by which any of its properties or assets are bound or (c) any Law or License or other requirement to which Buyer or its properties or assets are subject, except, in the case of items (b) and (c) above only, for those which would not have, individually or in the aggregate, a material adverse effect on the ability of Buyer to consummate the Transaction.

                  Section 6.4. GOVERNMENTAL APPROVALS. Except as set forth on
Schedule 6.4, no material Consent or order of, with or to any Governmental Entity is required to be obtained or made by or with respect to Buyer in connection with the execution, delivery and performance by Buyer of any Transaction Documents or the consummation by Buyer of the Transaction, other than those which, if not obtained, would not have, individually or in the aggregate, a material adverse effect on the ability of Buyer to consummate the Transaction.

                  Section 6.5. NO BROKERS. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who is or might be entitled to any fee, commission or payment in connection with the negotiation, preparation, execution or delivery of any Transaction Document or the consummation of the Transaction, nor is there any basis for any such fee, commission or payment to be claimed by any Person against Buyer.

                  Section 6.6. INVESTMENT INTENT. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

                  Section 6.7. BUYER STOCK. Upon issuance thereof pursuant to
Section 3.1(a), the Buyer Stock to be issued to Seller pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable.

                  Section 6.8. BUYER SEC DOCUMENTS. As of their respective dates, the Buyer SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act (as applicable). As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. As of the date hereof, none of the Buyer SEC Documents are required to be amended pursuant to the Securities Act or the Exchange Act or the rules promulgated thereunder (it being understood that Buyer may have disclosed by means of a press release certain events that may be deemed material, but which would not necessitate such an amendment). Buyer has filed all reports required to be filed pursuant to Regulation 13A under the Exchange Act between September 30, 1999 and the date hereof (it being understood that Buyer may have disclosed by means of a press release certain events that may be deemed material, but which would not necessitate such a report).

                                   ARTICLE VII

                                    COVENANTS

                  Section 7.1.  COVENANTS OF SELLER.

                  (a) CONSENTS. Promptly after the date of this Agreement, Seller will (at the sole expense of Seller) obtain all Consents and orders of all Persons required to be obtained in connection with the execution, delivery and performance by Seller of the Transaction Documents and the consummation of the Transaction (other than Consents with respect to those Licenses set forth on Schedule 5.16 which are marked "Consent Not Required").

                  (b) BOOKS AND RECORDS. Prior to the date hereof, Seller has caused all books and records belonging or relating to the Company to be in the possession of the Company.

                  (c) CERTAIN PAYMENTS. Seller has caused (i) all Affiliates, employees, directors and officers of the Company and all Affiliates of any thereof to pay in full to the Company all amounts owed by such Persons to the Company on, and any time prior to, the date hereof, including all amounts due under the Intercompany Service Agreement between Seller and the Company, and
(ii) the Company to be fully and irrevocably released from all guarantees of indebtedness or other Liabilities of or relating to any Affiliates, employees, directors and officers of the Company or any Affiliate of any thereof.

                  (d) INTERCOMPANY ARRANGEMENTS. Effective immediately prior to the execution and delivery of this Agreement (but after payment of all amounts pursuant to Section 7.1(c)), all intercompany and intracompany accounts or Contracts between the Company, on the one hand, and Seller or any Affiliate of Seller, on the other hand, are hereby canceled without any payment or further liability to any party thereunder (other than liability for amounts required to be paid under Section 7.1(c)), it being understood that all intercompany accounts payable owed by the Company have been canceled without any payments being made in respect thereof at any time on or prior to the date hereof.

                  (e) POWER OF ATTORNEY WITH RESPECT TO BUSINESS INTELLECTUAL PROPERTY. Effective as of the date hereof, Seller hereby constitutes and appoints Buyer the true and lawful attorney of Seller, with full power of substitution, in the name and on behalf of Seller but for the benefit of and at the sole cost and expense of Buyer, to institute and prosecute all proceedings that Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Business Intellectual Property, or to defend or compromise any Action in respect of any of the Business Intellectual Property, and to take all such action in relation thereto as Buyer shall deem advisable. Seller acknowledges that such powers will be coupled with an interest and will not be revocable by Seller for any reason. Buyer will retain for its own account any amount collected as a result of any action taken pursuant to the foregoing powers.

                  (f) NON-SOLICITATION OF EMPLOYEES. For a period of two years from and after the date hereof, without the prior written consent of Buyer, Seller will not, and will cause its Affiliates not to, solicit, hire or retain as an employee, independent contractor or consultant any Person employed by the Company on the date hereof and will not, and will cause its Affiliates not to, during such period, induce or attempt to induce any such employee to terminate his or her employment with the Company or Buyer by resignation, retirement or otherwise.

                  (g) RESTRICTIONS ON TRANSFER OF BUYER STOCK. For a period of one year beginning on the date hereof, Seller agrees that it will not transfer, sell, assign, pledge, hypothecate, gift, encumber or otherwise dispose of the shares of Buyer Stock received by Seller pursuant to this Agreement (unless a registration statement with respect to the sale of such Buyer Stock is declared effective under the Securities Act by the SEC pursuant to Section 10.1). Certificates representing such shares of Buyer Stock will bear a legend substantially in the form described in Section 3.1(a). Buyer shall instruct its stock transfer agent that the stock transfer records of Buyer should bear the notation that transfers of such shares of Buyer Stock registered in the name of Seller shall not be registered until the first anniversary of the date hereof (unless Buyer instructs such transfer agent that a registration statement with respect to the sale of such Buyer Stock has been declared effective under the Securities Act by the SEC pursuant to Section 10.1).

                  (h) MEMBERSHIP ORGANIZATIONS. Within 15 days after the date hereof, Seller will (at no cost to Buyer or the Company) cause the Company to have a right to use Seller's JEDEC manufacturer's identification on the Company's OTI-7000/7 products until the Company's first mask change or metal change with respect to such products after the date hereof. Buyer hereby agrees to indemnify Seller for any Damages to the extent arising solely out of Buyer's use of Seller's JEDEC manufacturer's identification on the Company's OTI-700/7 products after the date hereof, other than Damages which are or relate to Damages indemnifiable by Seller pursuant to Section 12.1(c).

                  (i) HARDWARE TRANSFERS. Effective as of the date hereof, Seller hereby (at no cost to Buyer or the Company) transfers and assigns to the Company ownership of the following hardware currently located in the Company's offices: (i) Fireberd BER tester and (ii) HP noise and interface test set.

                  (j) LICENSES. Seller will, by the date that is fifteen days after the date hereof (at Seller's sole expense), (i) cause ownership of all software, CAD, technology and other licenses used by the Company prior to the date hereof which are not owned by the Company (including those set forth on Schedule 7.1(j) which are not owned by the Company) to be transferred to the Company (and obtain all Consents required in connection therewith) and (ii) make all payments required in connection with the foregoing. Buyer will use its reasonable efforts to cooperate with Seller to minimize payments to third parties under such licenses in cases where Buyer has similar existing licenses with such third parties (it being understood that such efforts of Buyer shall not include any requirement to make any payments or grant any financial or other accommodations).

                  (k) ACCESS TO PRODUCT DATABASES. Following the date hereof until December 31, 2000, Seller will (at no cost to Buyer or the Company, other than as set forth in the last sentence of this Section 7.1(k)) provide up to 14 employees of Buyer and the Company identified to Seller ("AUTHORIZED EMPLOYEES") with full access to and the full right to use, for the limited purposes of design and layout of 7000, 7002 and 7007 chipsets and to make, use, sell and offer for sale products based thereon ("Limited Use Purposes"), the following models and databases ("DATABASES") resident on Seller's internal network: (i) 0.35u (TSMC sptm) Mentor RAM models and layout used in the Company's OTI-7007/7 products, including Apollo data and phantom and GDSII, (ii) 0.35u (TSMC sptm) oak 3iii standard cell library, including documentation, verilog, syn files, Apollo layout views and ATPG and (iii) 0.35u (TSMC sptm) pad library and delay cells, documentation, verilog, syn files, Apollo layout views and ATPG. The contents of the Databases shall hereinafter be referred to as "DATABASE INFORMATION". Nothing in this Section 7.1(k) shall be construed to convey any intellectual property rights in the Databases or Database Information to Buyer, other than a limited license to access and use the Databases and Database Information for the Limited Use Purpose (including making, using, selling and offering for sale products as provided above). No right is granted pursuant to this Section 7.1(k) to access or use any information on Seller's internal network other than the Databases and Database Information, and Buyer shall use its reasonable best efforts to (i) prevent the Authorized Employees or any other of its or the Company's personnel from accessing any such information, and (ii) cause the Authorized Employees to comply with Seller's written network security procedures which are delivered to Buyer. No license is granted by Seller to Buyer or the Company to reproduce or distribute the Database Information. All Databases and Database Information are trade secrets of Seller or its licensors and Seller Confidential Information for purposes of Section 7.6. Seller reserves the right to alter or modify any Database Information at any time (so long as some alterations or modifications are done for valid business purposes relating to development of Seller's products) and Seller makes no representations or warranties with regards to the Database Information, its accuracy, completeness or suitability for Buyer's or the Company's purposes. Promptly after December 31, 2000, or at such earlier time that the Company ceases using the Database Information, Buyer will return to Seller, or certify to Seller the destruction of, all copies of the Databases and Database Information in Buyer's and the Company's possession, including without limitation all electronic copies. The Company will pay to Seller a charge of $100 per hour for any assistance of Seller's engineering personnel which Buyer or the Company requests Seller to provide in connection with rights granted under this Section 7.1(k).

                  (l) LICENSE OF CERTAIN EXCLUDED INTELLECTUAL PROPERTY. Seller hereby grants to Buyer and the Company a fully paid-up, royalty-free, world-wide, irrevocable, non-exclusive, assignable license, with the right to sublicense, under all Intellectual Property described in Item Nos. 1, 2, 3, 4, 5, 6 and 10 of Schedule 1.2 (and all Intellectual Property rights relating thereto) to make, have made, use, import, sell or otherwise dispose of products of the Business or any derivatives of or improvements to such products, or to practice any process in connection therewith and to use, disclose, perform (internally and externally), display, copy, distribute and make derivative works of any commercial or technical information relating thereto. Seller will, within 10 days after the date hereof, supply to Buyer and the Company (at no cost to Buyer or the Company) copies of all information or materials relating to such Intellectual Property licensed hereunder.

                  Section 7.2. INTERIM USE OF SELLER'S TRADEMARKS, TRADE NAMES AND CORPORATE SYMBOLS. From and after the date hereof, except as permitted in this Section 7.2, Buyer will not use or have any rights to the name "Oak" or any derivatives thereof, or any corporate symbol or logo related thereto. However, Buyer may utilize without obligation to pay royalties to Seller the trademark or trade name "Oak", derivatives thereof or any corporate symbol or logo related thereto or any thereof in connection with stationery, supplies, labels, catalogs, inventory, work-in-process, displays and the name of the Company after the date hereof, subject to the terms and conditions of this Section 7.2. Buyer hereby agrees to indemnify Seller for any Damages to the extent arising solely out of the use by the Company of the trademark or trade name "Oak" pursuant to this Section 7.2 after the date hereof, other than Damages which are or relate to Damages indemnifiable by Seller pursuant to Section 12.1(c).

                  (a) All documents within the following categories may be used for the duration of the periods following the date hereof indicated below or until the supply is exhausted, whichever is the first to occur:

                                                                                 MAXIMUM PERIOD
                                                                                OF PERMITTED USE
                                                                                 FOLLOWING THE
                         CATEGORY OF DOCUMENTS                                    DATE HEREOF
                         ---------------------                                  ----------------
A.     Stationery                                                                   4 months
B.     Invoices, purchase orders, debit
       and credit memos and other similar
       documents of a transactional nature                                          4 months
C.     Business cards                                                               4 months
D.     Other outside forms such as packing materials
       lists, labels, packing
       and cartons, etc.                                                            4 months
E.     Forms for internal use only                                                  9 months
F.     Product literature                                                           9 months


                  (b) Products in finished goods inventory and work-in-process (to the extent the same bears any such trademark at the date hereof or has any such trademark applied to it in the ordinary course of business within four months following the date hereof) may be disposed of by Buyer following the date hereof without re-marking.

                  (c) Within two months following the date hereof, Buyer will cause to be removed from display at all facilities constituting assets of the Company all signs displaying the trademark or trade name "Oak".

                  (d) Within four months following the date hereof, Buyer will change or cause to be changed the name of the Company in order that the word "Oak" shall be deleted therefrom.

                  Section 7.3.  INSURANCE.

                  (a) RIGHTS IN INSURANCE POLICIES. Buyer will have the right to
(i) assert claims (and Seller will use reasonable best efforts to assist Buyer in asserting claims) with respect to the Business under insurance policies of Seller and its Affiliates which are "occurrence basis" policies ("OCCURRENCE BASIS POLICIES") arising out of insured incidents occurring from the date coverage thereunder first commenced until the date hereof to the extent that the terms and conditions of any such Occurrence Basis Policies so allow and (ii) continue to prosecute claims with respect to the Business properly asserted with the insurance carrier on or prior to the date hereof (and Seller will use reasonable best efforts to assist Buyer in connection therewith) under insurance policies of Seller and its Affiliates which are on a "claims made" basis ("CLAIMS MADE POLICIES") arising out of insured incidents occurring from the date coverage thereunder first commenced until and including the date hereof to the extent that the terms and conditions of any such Claims Made Policies so allow. Buyer shall reimburse Seller for all of its reasonable out-of-pocket expenses in connection with the foregoing. All recoveries in respect of such claims shall be for the account of Buyer.

                  (b) SELLER ACTIONS. Seller will not, and will cause its Affiliates not to, amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Occurrence Basis Policies or Claims Made Policies under which Buyer has rights to assert claims pursuant to Section 7.3(a) in a manner that would adversely affect any such rights of Buyer.

                  Section 7.4. PUBLIC ANNOUNCEMENTS. No press release or announcement concerning the transactions contemplated hereby will be issued by Seller or the Company without the prior consent of Buyer or by Buyer without the prior consent of Seller, except as such release or announcement may be required by law, rule or regulation, in which case the Person required to make the release or announcement will allow the Person whose consent would otherwise be required reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, in no event will any press release or announcement concerning the transactions contemplated hereby be issued by Seller or Buyer prior to 1:35 p.m. (California time) on January 19, 2000.

                  Section 7.5. FURTHER ASSURANCES. From time to time, as and when requested by either party to this Agreement, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such reasonable actions, as such other party may reasonably deem necessary or desirable to evidence or make effective the transactions contemplated hereby.

                  Section 7.6.  CONFIDENTIAL INFORMATION.

                  (a) From and after the date hereof, Seller will, and will use its reasonable best efforts to cause each of its Affiliates and its and their Representatives to (i) maintain in strict confidence any and all non-public or proprietary information concerning the Company and the Business (including non-public or proprietary information relating to products, designs, inventions, research, trade secrets, personnel and financial matters) and (ii) refrain from using any and all such information for its own benefit or to compete with or otherwise to the detriment of Buyer or its Affiliates (including the Company) or the Business. It is understood that Seller shall have no liability hereunder with respect to information that (i) is in or, through no fault of Seller or any of their Representatives, comes into the public domain or (ii) Seller is legally required to disclose (subject to the terms of Section 7.6(b) below).

                  (b) In the event that Seller or any of its Affiliates or its or their Representatives are required by Law to disclose any such non-public or proprietary information, Seller will promptly notify Buyer in writing so that Buyer may seek a protective order and/or other motion to prevent or limit the production or disclosure of such information. If such motion has been denied, then the Person required to disclose such information may disclose only such portions of such information which (i) in the opinion of Seller's legal counsel is required by Law to be disclosed (PROVIDED that the Person required to disclose such information will use all reasonable efforts to preserve the confidentiality of the remainder of such information) or (ii) Buyer consents in writing to having disclosed. Seller will not, and will not permit any of its Affiliates or its or their Representatives to, oppose any motion for confidentiality brought by Buyer or the Company. Seller will continue to be bound by its obligations pursuant to this Section 7.6 for any information that is not required to be disclosed, or that has been afforded protective treatment, pursuant to such motion.

                  (c) "SELLER CONFIDENTIAL INFORMATION" means all non-public or proprietary information relating to Seller's business (including non-public or proprietary information relating to products, designs, inventions, research, trade secrets, personnel, and financial matters) obtained by Buyer from Seller from information resident on Seller's internal network as a result of Buyer's or the Company's access to Seller's internal network pursuant to Section 7.1(k) or the services to be performed pursuant to Section 9.1, including the Databases and Database Information. Notwithstanding the foregoing, Seller Confidential Information will not include any information (i) which is public knowledge or becomes public knowledge without fault of Buyer, the Company or any of their Representatives, or (ii) which Buyer is legally obligated to disclose (subject to the terms of Section 7.6 (e) below). Buyer agrees to hold and use Seller Confidential Information in confidence and to use its reasonable best efforts to prevent unauthorized disclosure by Buyer of any Seller Confidential Information, including, without limitation, precautions at least as great as the methods Buyer uses to prevent disclosure of its own proprietary and confidential information of equal importance. Buyer agrees to disclose Seller Confidential Information only to its employees having a need-to-know for purposes of performing their responsibilities and only after such persons receiving Seller Confidential Information have entered into confidentiality agreements with Buyer containing confidentiality obligations substantially similar to Buyer's confidentiality obligations under this Section 7.6(c) (and containing no rights for employees to use residuals of such Seller Confidential Information).

                  (d) No right, license, title or interest is granted, directly or indirectly by Seller in or to any Seller Confidential Information or any other property as a result of conveying Seller Confidential Information to Buyer, except the limited license granted in Section 7.1(k) and any other license or other rights as may be mutually and expressly agreed upon between Buyer and Seller by a written agreement.

                  (e) In the event that Buyer or any of its Affiliates or its or their Representatives are required by Law to disclose any Seller Confidential Information, Buyer will promptly notify Seller in writing so that Seller may seek a protective order and/or other motion to prevent or limit the production or disclosure of such Seller Confidential Information. If such motion has been denied, then the Person required to disclose such information may disclose only such portions of Seller Confidential Information which (i) in the opinion of Buyer's legal counsel is required by Law to be disclosed (PROVIDED that the Person required to disclose such information will use all reasonable efforts to preserve the confidentiality of the remainder of Seller Confidential Information) or (ii) Seller consents in writing to having disclosed. Buyer will not, and will not permit any of its Affiliates or its or their Representatives to, oppose any motion for confidentiality brought by Seller. Buyer will continue to be bound by its obligations pursuant to this Section 7.6 for any information that is not required to be disclosed, or that has been afforded protective treatment, pursuant to such motion.

                  Section 7.7. CERTAIN LIABILITIES OF THE COMPANY. Seller will pay when due all Liabilities of the Company described in Section 12.1(c) (other than Assumed Liabilities); provided that Buyer or the Company may, at their option, pay any such Liabilities, in which event Seller will reimburse Buyer or the Company for all such amounts paid within three days after Buyer or the Company submits a request therefor to Seller.


                                  ARTICLE VIII

                               EMPLOYMENT MATTERS


                  Section 8.1.  CONTINUATION OF EMPLOYMENT.

                  (a) Buyer will cause the Company to continue to employ, commencing as of the date hereof, each of the employees listed on Schedule 8.1(a) who are employed by the Company (but excluding those who are on long-term disability) immediately prior to the date hereof; PROVIDED, HOWEVER, that nothing contained in this Section 8.1 is intended to confer upon any Continued Employee any right to continued employment after evaluation by Buyer and the Company of their employment needs after the date hereof. The employees who continue in such employment with the Company are herein referred to as "CONTINUED EMPLOYEES". Buyer will cause the Company to provide to each Continued Employee employment and a salary or wage level comparable to the salary and wage level applicable to such Continued Employee immediately prior to the date hereof; PROVIDED, HOWEVER, that after the date hereof, Buyer expressly reserves the right to, or cause the Company to, modify any salary or wage level of any Continued Employee and to, or cause the Company to, amend, modify or terminate any employee benefit plan or program for or for the benefit of Continued Employees in accordance with the terms thereof and applicable law.

                  (b) On or prior to January 21, 2000, Seller will pay special cash bonuses to Continued Employees in those individual amounts set forth on
Schedule 8.1(b). Such bonuses will be in addition to (and not in lieu of) all bonuses and other amounts otherwise payable to Continued Employees, including those under retention plans and policies of Seller and the Company.

                  Section 8.2. RETENTION PAYMENTS. Seller will be solely responsible for, and will pay, perform and discharge when due, all Liabilities relating to employees of Seller or the Company in respect of any payments arising under any and all retention plans and policies of Seller or the Company in effect at or prior to the date hereof. Without limiting the foregoing, on or prior to January 21, 2000, Seller will pay retention bonuses to Continued Employees in the amounts set forth in Item 2 of Schedule 5.17(c).

                  Section 8.3. WELFARE PLANS. Seller or the welfare benefit plans of Seller will remain liable for, and pay, perform and discharge when due, all Liabilities relating to Continued Employees and former employees of the Company in respect of claims covered by the welfare benefit plans of Seller with respect to medical (including vision care and prescription drugs), hospitalization and dental services rendered or expenses incurred on or prior to the date hereof (whether such claims are submitted prior to, on or after the date hereof). Buyer, the Company or the welfare benefit plans of Buyer or the Company will be liable for, and pay, perform and discharge when due, all Liabilities relating to Continued Employees in respect of claims covered by the welfare benefit plans of Buyer or the Company with respect to medical (including vision care and prescription drugs), hospitalization and dental services rendered or expenses incurred after the date hereof. Seller or welfare benefit plans of Seller will remain liable for, and pay, perform and discharge when due, all Liabilities relating to Continued Employees and former employees of the Company in respect of claims covered by welfare benefit plans of Seller with respect to all other employee welfare benefits (including, without limitation, travel, accident and short- and long-term disability) arising out of injuries, accidents, events, actions, occurrences or conditions occurring or existing at or prior to the date hereof (whether such claims are submitted prior to, on or after the date hereof).


                                   ARTICLE IX

                               TRANSITION MATTERS


                  Section 9.1. TRANSITION MATTERS. Seller will provide Buyer and the Company (for the applicable periods following the date hereof set forth on Schedule 9.1) with the support services described on Schedule 9.1. Seller will use the same degree of care in providing such services as it uses in providing such services for its own businesses. Buyer will pay Seller for all of Seller's actual costs (which, when specified on Schedule 9.1, shall be limited to the amounts set forth thereon), including taxes and other out-of-pocket expenses, actually incurred by Seller in connection with the services described on Schedule 9.1. Invoices for expenses payable pursuant to this Section 9.1 shall be rendered monthly and shall be due and payable within 30 days after the date of receipt of such invoice, without discount, at the address set forth in such invoice. Buyer will have the option, at any time or from time to time, to terminate or suspend the performance of any services described on Schedule 9.1 by providing notice thereof to Seller, but Buyer will remain liable for all costs payable pursuant to this Section 9.1 for such services through the date of such termination or suspension thereof.

                                    ARTICLE X

                               REGISTRATION RIGHTS


                  Section 10.1. REGISTRATION RIGHTS. Buyer hereby agrees to provide Seller with the registration rights set forth on Schedule 10.1 with respect to the Buyer Stock. Seller hereby agrees to be bound by all obligations and agreements with respect to such registration rights applicable to Seller set forth on Schedule 10.1.


                                   ARTICLE XI

                                    SURVIVAL


                  Section 11.1. SURVIVAL. The respective representations and warranties of each of Seller and Buyer contained in this Agreement (other than Seller's representations and warranties with respect to capitalization contained in Section 5.4, title contained in Section 5.5 and Section 5.10, Taxes contained in Section 5.8, environmental matters contained in Section 5.13 and brokers contained in Section 5.24 and Buyer's representations and warranties with respect to brokers contained in Section 6.5 and Buyer Stock contained in Section 6.7) will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and will continue in full force and effect until eighteen months after the date hereof and then terminate and expire with respect to any theretofore unasserted claims arising out of or otherwise in respect of any falsity, breach or inaccuracy of such representations and warranties. Seller's representations and warranties with respect to Taxes contained in Section 5.8 and environmental matters contained in
Section 5.13 and Seller's and Buyer's representations and warranties with respect to brokers contained in Section 5.24 and Section 6.5, respectively, will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until all applicable statutes of limitation (including any extensions thereof) have expired and then expire with respect to any theretofore unasserted claims arising out of or otherwise in respect of any falsity, breach or inaccuracy of such representations and warranties. Seller's representations and warranties with respect to capitalization contained in Section 5.4 and title contained in Section 5.5 and Section 5.10 and Buyer's representations and warranties with respect to Buyer Stock contained in Section 6.7 will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby without time limitation.

                                   ARTICLE XII

                                 INDEMNIFICATION


                  Section 12.1. INDEMNIFICATION BY SELLER. Seller shall indemnify, defend and hold harmless Buyer and its Affiliates (including the Company) and their respective employees, directors, officers and Representatives (collectively, the "BUYER GROUP") from and against, and pay or reimburse, as the case may be, the Buyer Group for, any and all Damages, as incurred, suffered by Buyer or any other member of the Buyer Group directly or indirectly based upon, arising out of or otherwise in any way relating to or in respect of:

                           (a) any falsity, breach or inaccuracy of any representation or warranty made by Seller herein on the date of this Agreement;

                           (b) any breach or violation of any covenant or agreement of Seller contained in any Transaction Document;

                           (c) all Liabilities of the Company and all Liabilities of Seller and its Affiliates based upon, arising out of or otherwise relating to the conduct of the Business or the operation of the Company on or prior to the date hereof (other than Liabilities of the Company that are included in the definition of Assumed Liabilities), including any Liabilities based upon, arising out of or otherwise relating to any events, actions, occurrences, omissions, circumstances or conditions whatsoever occurring or existing on or prior to the date hereof, whether asserted prior to, on or after the date hereof including:

                                    (1) all Liabilities based upon, arising out
                  of or otherwise relating to any pending or threatened or future Action with respect to any events, actions, occurrences, omissions, circumstances or conditions occurring or existing on or prior to the date hereof (whether asserted prior to, on or after the date hereof), other than Actions based on the Company's failure to pay or perform any Assumed Liabilities;

                                    (2) all Liabilities based upon, arising out
                  of or otherwise relating to any tort, breach or violation of or non-compliance with any Commitment of Seller or the Company, infringement, violation of Law or regulatory non-compliance (whether civil or criminal) occurring or existing on or prior to the date hereof, including such circumstances or conditions that may continue to exist after the date hereof (whether such liabilities are asserted prior to, on or after the date hereof);

                                    (3) all Liabilities under Environmental Laws
                  or otherwise relating to environmental matters based upon, arising out of or otherwise relating to events, actions, occurrences, omissions, circumstances or conditions occurring or existing on or prior to the date hereof, including such circumstances or conditions that may continue to exist after the date hereof (whether such liabilities are asserted prior to, on or after the date hereof);

                                    (4) all Liabilities in respect of employees,
                  former employees, officers or consultants of the Company relating to events, actions, occurrences, omissions, circumstances or conditions occurring or existing on or prior to the date hereof;

                                    (5) all Liabilities based upon, arising out
                  of or otherwise relating to all incentive arrangements with employees or other Persons relating to the sale or other disposition of the Company, the Business or Business Intellectual Property;

                                    (6) all Liabilities for and relating to any
                  indebtedness for borrowed money;

                                    (7) all Liabilities for and relating to the
                  guarantee of any indebtedness or obligation of any Person; and

                                    (8) all Liabilities under Commitments not
                  set forth on Schedule 5.9(b), Schedule 5.11(a), Schedule 5.17(b) or Schedule 5.17(c) which pursuant to this Agreement are required to be set forth thereon; or

                           (d) all Liabilities of the Company, Seller or any of its Affiliates under the Indemnification Agreement effective as of February 2, 1998 by and between Seller and Peter Claydon, as such agreement may be amended.

                  Section 12.2. INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend and hold harmless Seller and its Affiliates and their respective employees, directors, officers and Representatives (collectively, the "SELLER GROUP") from and against, and pay or reimburse, as the case may be, the Seller Group for, any and all Damages, as incurred, suffered by Seller or any other member of the Seller Group directly or indirectly based upon, arising out of or otherwise in any way relating to or in respect of:

                           (a) any falsity, breach or inaccuracy of any representation or warranty made by Buyer in any Transaction Document on the date of this Agreement;

                           (b) any breach or violation of any covenant or agreement of Buyer contained in any Transaction Document; or

                           (c) the Assumed Liabilities.

                  Section 12.3.  PROCEDURES FOR INDEMNIFICATION.

                  (a) If a claim or demand is made against an Indemnitee, or an Indemnitee shall otherwise learn of an assertion, by any Person who is not a party to this Agreement (and who is not an Affiliate of a party to this Agreement) (a "THIRD PARTY CLAIM") as to which a party (the "INDEMNIFYING PARTY") may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee will notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim reasonably promptly after becoming aware of such Third Party Claim; PROVIDED, HOWEVER, that failure to give any such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have demonstrated that it has been actually prejudiced as a result of such failure.

                  (b) If a Third Party Claim is made against an Indemnitee and the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee therefor, the Indemnifying Party will be entitled to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof as long as the Indemnifying Party diligently conducts such defense; provided that, if (i) in any Indemnitee's reasonable judgment a conflict of interest exists in respect of such claim or (ii) any Indemnifying Party fails to provide reasonable assurance to the Indemnitee (upon request of the Indemnitee) of such Indemnifying Party's financial capacity to defend such Third Party Claim and provide indemnification with respect thereto, such Indemnitee will have the right to employ separate counsel to represent such Indemnitee and in that event the reasonable fees and expenses of such separate counsel will be paid by such Indemnifying Party. If the Indemnifying Party assumes the defense of any such Third Party Claim, each Indemnitee will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. The Indemnifying Party will be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof or if it does not expressly elect to assume the defense thereof (including the acknowledgment by each Indemnifying Party of its indemnification obligation as aforesaid). If the Indemnifying Party assumes the defense of any such Third Party Claim, the Indemnifying Party will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee fully informed of all developments relating to or in connection with such Third
Party Claim (including, without limitation, providing to the Indemnitee on request updates and summaries as to the status thereof). If the Indemnifying Party chooses to defend a Third Party Claim, all the Indemnitees will reasonably cooperate with the Indemnifying Party in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party).

                  (c) No Indemnifying Party will consent to any settlement, compromise or discharge (including the consent to entry of any judgment) of any Third Party Claim without the Indemnitee's prior written consent; PROVIDED, that if the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of Damages in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee (pursuant to a release which is reasonably satisfactory to the Indemnitee) completely from all Liability in connection with such Third Party Claim, PROVIDED, HOWEVER, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge (x) that provides for injunctive or other nonmonetary relief affecting the Indemnitee or (y) that, in the reasonable opinion of the Indemnitee, would otherwise adversely affect the Indemnitee. If the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent will not be unreasonably withheld).

                  (d) Any claim on account of Damages which does not involve a Third Party Claim shall be asserted by written notice given by the Indemnitee to the Indemnifying Party from whom such indemnification is sought. The failure by any Indemnitee so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to such Indemnitee under this Agreement, except to the extent that the Indemnifying Party shall have demonstrated that it has been actually prejudiced as a result of such failure. Any notice pursuant to this Section 12.3(d) will contain a statement, in prominent and conspicuous type, that if the Indemnifying Party does not dispute its liability to the Indemnitee with respect to the claim made in such notice by notice to the Indemnitee prior to the expiration of a 60-calendar-day period following the Indemnifying Party's receipt of notice of such claim, the claim will be conclusively deemed a liability of the Indemnifying Party. If the Indemnifying Party does not notify the Indemnitee prior to the expiration of a 60-calendar-day period following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnitee under this Agreement, such claim specified by the Indemnitee in such notice will be conclusively deemed a liability of the Indemnifying Party under this Agreement and the Indemnifying Party shall pay the amount of such liability to the Indemnitee on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations by the 60th day after notice of such claim was given to the Indemnifying Party, the Indemnifying Party and the Indemnitee will resolve such dispute in accordance with the provisions of Section 15.11.

                  Section 12.4.  CERTAIN RIGHTS AND LIMITATIONS.

                  (a) No loss, Liability, damage or deficiency shall constitute Damages to any party to the extent of any insurance proceeds actually received by such party with respect to such loss, Liability, damage or deficiency (after deducting reasonable costs and expenses incurred in connection with recovery of such proceeds).

                  (b) No monetary amount shall be payable by Seller to any member of the Buyer Group with respect to the indemnification of any claims pursuant to Section 12.1(a) until the aggregate amount of Damages actually incurred by the Buyer Group with respect to such claims exceeds $350,000 in the aggregate, in which event Seller shall be responsible for the full amount of such Damages.

                  (c) No monetary amount shall be payable by Buyer to any member of the Seller Group with respect to the indemnification of any claims pursuant to Section 12.2(a) until the aggregate amount of Damages actually incurred by the Seller Group with respect to such claims exceeds $350,000 in the aggregate, in which event Buyer shall be responsible for the full amount of such Damages.

                  (d) No monetary amount shall be payable by Seller to any member of the Buyer Group with respect to the indemnification of any claims pursuant to Section 12.1(a) after the aggregate amount of Damages actually paid to members of the Buyer Group by Seller with respect to such claims shall equal U.S.$25,000,000.

                  (e) No monetary amount shall be payable by Buyer to any member of the Seller Group with respect to the indemnification of any claims pursuant to Section 12.2(a) after the aggregate amount of Damages actually paid to members of the Seller Group by Buyer with respect to such claims shall equal U.S.$20,000,000.

                  Section 12.5. TERMINATION OF INDEMNIFICATION OBLIGATIONS. The obligations of each party to indemnify, defend and hold harmless Indemnitees (i) pursuant to Sections 12.1(a) and 12.2(a), shall terminate when the applicable representation or warranty expires pursuant to Article XI, (ii) pursuant to

Sections 12.1(b) and 12.2(b), shall terminate upon expiration of all applicable statutes of limitation (giving effect to any extensions thereof) and (iii) pursuant to Sections 12.1(c), 12.1(d) and 12.2(c), shall continue without time limitation and shall not terminate at any time; PROVIDED, HOWEVER, that as to clauses (i) and (ii) above, such obligations to indemnify, defend and hold harmless shall not terminate with respect to any individual item as to which the Indemnitee shall have, before the expiration of the applicable period, made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party.


                                  ARTICLE XIII

                                   TAX MATTERS


                  Section 13.1. PREPARATION AND FILING OF TAX RETURNS. Seller will prepare and timely file or will cause to be prepared and timely filed all appropriate Federal, state, provincial, local and foreign Tax Returns with respect to the Business and the Company and its assets or activities that are
(a) required to be filed on or before the date hereof or (b) relate to a taxable period ending on or before the date hereof. Buyer will prepare or cause to be prepared and will timely file or cause to be timely filed all other Tax Returns required of Buyer and its Subsidiaries and Affiliates with respect to the Company, or in respect of its assets or activities. Any such Tax Returns that include periods ending on or before the date hereof or that include the activities with respect to the Business or the Company prior to the date hereof will, insofar as they relate to the Business or the Company, be on a basis consistent with the last previous such Tax Returns filed with respect to the Business or the Company, unless Seller or Buyer, as the case may be, concludes that there is no reasonable basis for such position. Neither Buyer nor the Company will file any amended Tax Returns for any periods for or in respect of the Company with respect to which Buyer is not obligated to prepare or cause to be prepared the original such Tax Returns pursuant to this Section 13.1 without the prior written consent of Seller (which consent will not be unreasonably withheld).

                  Section 13.2. PAYMENT OF TAXES. From and after the date hereof: (a) Seller will pay or cause to be paid all Taxes with respect to Tax Returns which Seller is obligated to prepare and file or cause to be prepared and filed pursuant to Section 13.1 and (b) Buyer will pay or cause to be paid all Taxes shown as due with respect to Tax Returns which Buyer is obligated to prepare and file or cause to be prepared and filed pursuant to Section 13.1.

                  Section 13.3. TAX SHARING AGREEMENTS. On the date hereof, all Tax sharing agreements and arrangements between (a) the Company, on the one side and (b) Seller or any of its Subsidiaries or Affiliates (other than the Company), on the other side, will be terminated and have no further effect for any taxable year or period (whether a past, present or future year or period), and no additional payments will be made thereunder on or after the date hereof in respect of a redetermination of Tax liabilities or otherwise.

                  Section 13.4. REFUNDS. Seller will be entitled to retain, or receive prompt payment from Buyer or any of its Affiliates (including the Company) of any refund or credit arising with respect to the Business or the Company relating to Taxes with respect to any Tax period ending on or before the date hereof. Buyer and the Company will be entitled to retain, or receive prompt payment from Seller of, any refund or credit with respect to Taxes with respect to any taxable period beginning after the date hereof relating to the Company or the Business. Buyer and Seller will equitably apportion any refund or credit with respect to Taxes with respect to any taxable period that includes (but does not end on) the date hereof (a "STRADDLE PERIOD").

                  Section 13.5. TAX COOPERATION. From and after the Effective Time, each of Buyer and Seller will provide the other party with such information and records and make such of its Representatives available as may reasonably be requested by such other party in connection with the preparation of any Tax Return or any audit or other proceeding that relates to the Business or the Company. Buyer will prepare or cause the Company to prepare, within 90 days after the date hereof, in a manner consistent with past practice, the Tax work paper preparation package or packages necessary to enable Seller to prepare Tax Returns Seller is obligated to prepare or cause to be prepared.

                  Section 13.6.  TAX INDEMNIFICATION.

                  (a) Seller will indemnify, defend and hold the Buyer Group harmless from and against all Liability for Taxes with respect to the Business and the Company for any taxable period that ends on or before the date hereof and the portion of any Straddle Period ending on the date hereof.

                  (b) Buyer will indemnify, defend and hold the Seller Group harmless from and against, except to the extent Seller is otherwise required to indemnify Buyer for such Tax pursuant to Section 13.6(a), all Liability for Taxes of the Company for any taxable period ending after the date hereof, including the portion of any Straddle Period following the date hereof.

                  (c) The obligations of each party to indemnify, defend and hold harmless the other party and other Persons, pursuant to Sections 13.6(a) and 13.6(b), will terminate upon the expiration of all applicable statutes of limitations (giving effect to any extensions thereof), PROVIDED, HOWEVER, that such obligations to indemnify, defend and hold harmless will not terminate with respect to any individual item as to which an Indemnified Party shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the applicable Indemnifying Party.

                  (d) In the case of any Straddle Period, (i) the periodic Taxes of the Company and the Business that are not based on income or receipts (E.G., property Taxes) for the portion of any Straddle Period ending on the date hereof will be computed based on the ratio of the number of days in such portion of the Straddle Period and the number of days in the entire taxable period, and (ii) Taxes of the Company for the portion of any Straddle Period ending on the date hereof (other than the Taxes described in Section 13.6(d)(i)) shall be computed as if such taxable period ended as of the close of business on the date hereof, and, in the case of any Income Taxes of the Company attributable to the ownership by the Company of any equity interest in any partnership or other "flowthrough" entity (other than the Company), as if a taxable period of such partnership or other "flowthrough" entity ended as of the close of business on the date hereof.

                  (e) Any indemnity payment required to be made pursuant to this
Section 13.6 will be paid within 30 days after the Indemnified Party makes written demand upon the Indemnifying Party, but in no case earlier than five business days prior to the date on which the relevant Taxes are required to be paid (or would be required to be paid if no such Taxes are due) to the relevant taxing authority (including estimated Tax payments).

                  Section 13.7. TIMING ADJUSTMENTS. In the event that a final determination (which shall include the execution of a Form 870-AD or successor form) results in a timing difference (E.G., an acceleration of income or delay of deductions) that would increase Seller's liability for Taxes pursuant to
Article XII or this Article XIII or results in a timing difference (E.G., an acceleration of deductions or delay of income) that would increase Buyer's liability for Taxes pursuant to Article XII or this Article XIII, Buyer or Seller, as the case may be, will promptly make payments to Seller or Buyer as and when Buyer or Seller, as the case may be, actually realizes any Tax benefits as a result of such timing difference (or under such other method for determining the present value of any such anticipated Tax benefits as agreed to by the parties). In determining the amount of any such Tax benefit, Buyer or Seller, as the case may be, will be deemed to be subject to the applicable Federal, State, local and/or local country Income Taxes at the maximum statutory rate then in effect.

                  Section 13.8.  TAX CONTESTS.

                  (a) If a claim is made by any taxing authority which, if successful, might result in an indemnity payment pursuant to Section 13.6, the Indemnified Party will promptly notify the Indemnifying Party of such claim (a "TAX CLAIM"); PROVIDED, HOWEVER, that the failure to give such notice will not affect the indemnification provided hereunder except to the extent the Indemnifying Party has actually been prejudiced as a result of such failure.

                  (b) With respect to any Tax Claim relating to Income Taxes and relating to a taxable period ending on or before the date hereof, Seller will control all proceedings and may make all decisions taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable
Law permits such refund suits or contest the Tax Claim in any permissible manner. Seller will keep Buyer informed in respect of all material aspects of such Tax Claims.

                  (c) Except as otherwise provided in Section 13.8(b), Seller and Buyer will jointly control and participate in all proceedings taken in connection with any Tax Claim relating to Income Taxes of the Company for any Straddle Period. Neither Seller nor Buyer will settle any such Tax Claim without the prior written consent of the other (not to be unreasonably withheld).

                  (d) Except as otherwise provided in this Section 13.8, Buyer will control all proceedings and may make all decisions taken in connection with any Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable Law permits such refund suits or contest the Tax Claim in any permissible manner.

                  (e) Each of Buyer, the Company and their respective Affiliates, on the one hand, and Seller and its respective Affiliates, on the other, will cooperate in contesting any Tax Claim, which cooperation will include the retention and (upon request) the provision to the requesting party of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.


                                   ARTICLE XIV

                              RESTRICTIVE COVENANT


                  Section 14.1. NON-COMPETE. Seller covenants and agrees that, for a period of two years after the date hereof, none of Seller, any Affiliate of Seller or any Person now or hereafter controlled by Seller will, directly or indirectly, in any area of the world, enter into, engage in, represent or have or acquire more than a 5% interest in any business engaged in any form or manner, directly or indirectly, in competition with the Business (or in competition with any products of the Company or its Affiliates which are derivatives of or improvements to products of the Business), including in researching, development, design, manufacture (including by means of procurement from third parties components for), integration, maintenance, testing, sale, installation, certification, modification, repair, servicing or support of the products of the type being sold or in development by the Business at any time on or prior to the date hereof or any derivatives of or improvements to such products; PROVIDED, HOWEVER, that Seller may acquire control of any business deriving less than 10% of its revenues from such operations so long as it shall use reasonable best efforts to divest such operations as promptly as practicable and in any event not later than one year following such acquisition. This Section 14.1 shall not apply to any activities of any entity that acquires and controls Seller after the date hereof that are being conducted at the time of such acquisition.

                  Section 14.2. REMEDIES. No waiver of any breach of the covenant contained in Section 14.1 shall be implied from any forbearance or failure of Buyer to take action thereon.

                  Section 14.3. SEVERABILITY. Seller and Buyer agree that, if any provision of this Article XIV should be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted herefrom with respect, and only with respect, to the operation of such provision in the particular jurisdiction in which such adjudication was made; PROVIDED, HOWEVER, that to the extent any such provision may be valid and enforceable in such jurisdiction by limitations on the scope of the activities, geographical area or time period covered, Seller and Buyer agree that such provision instead shall be deemed limited to the extent, and only to the extent, necessary to make such provision enforceable to the fullest extent permissible under the laws and public policies in such jurisdiction.

                  Section 14.4. NON-EXCLUSIVITY. The covenants contained in this
Article XIV shall be construed and enforced independently of any other provision of this Agreement or any other understanding or agreement between the parties, and the existence of any claim or cause of action of Seller against Buyer, of whatever nature, shall not constitute a defense to the enforcement against Seller of the covenants contained herein.


                                   ARTICLE XV

                               GENERAL PROVISIONS


                  Section 15.1. ASSIGNMENT. Neither party to this Agreement will convey, assign or otherwise transfer any of its rights or obligations under any Transaction Document without the prior written consent of the other party, except that Buyer may (without obtaining any consent, but subject to the last sentence of this Section 15.1) assign its rights, interests or obligations under any Transaction Documents, in whole or in part, to any direct or indirect subsidiary of Buyer or to any successor to all or any portion of its business. Any conveyance, assignment or transfer requiring the prior written consent of the other party which is made without such consent will be void AB INITIO. No assignment of this Agreement will relieve the assigning party of its obligations hereunder.

                  Section 15.2. PARTIES IN INTEREST. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement, except that members of the Buyer Group and the Seller Group will be entitled to the rights to indemnification provided to the Buyer Group and the Seller Group, respectively, hereunder.

                  Section 15.3. AMENDMENT. This Agreement may not be amended, modified or supplemented except by a written agreement executed by Buyer and Seller.

                  Section 15.4. WAIVER; REMEDIES. No failure or delay on the part of either Buyer or Seller in exercising any right, power or privilege under any Transaction Document will operate as a waiver thereof, nor will any waiver on the part of either Buyer or Seller of any right, power or privilege under any Transaction Document operate as a waiver of any other right, power or privilege under any Transaction Document, nor will any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege under any Transaction Document. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

                  Section 15.5. EFFECT OF INVESTIGATION. All representations, warranties, covenants and agreements made by Seller in this Agreement or in any other Transaction Document shall be unaffected by any investigation made by or on behalf of Buyer (whether before, on or after the date hereof) or knowledge obtained (or capable of being obtained) as a result thereof or otherwise. All representations, warranties, covenants and agreements made by Buyer in this Agreement or in any other Transaction Document shall be unaffected by any investigation made by or on behalf of Seller (whether before, on or after the date hereof) or knowledge obtained (or capable of being obtained) as a result thereof or otherwise.

                  Section 15.6. FEES AND EXPENSES. Each of Seller and Buyer will pay, without right of reimbursement from the other, all of their respective costs and expenses incident to the performance of their respective obligations hereunder, including the fees and disbursements of counsel, accountants, experts and consultants employed by the respective parties in connection with the Transaction, whether or not the Transaction is consummated.

                  Section 15.7. NOTICES. All notices, requests, claims, demands and other communications required or permitted to be given under any Transaction Document shall be in writing and will be delivered by hand or telecopied or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, or three business days after being so mailed (one business day in the case of express mail or overnight courier service). All such notices, requests, claims, demands and other communications will be addressed as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice in accordance with this Section 15.7:

                  (a)      If to Buyer:

                                         Conexant Systems, Inc.
                                           4311 Jamboree Road
                                  Newport Beach, California 92660-3095


                                  ATTENTION: Dennis E. O'Reilly, Esq.
                                             Senior Vice President,
                                             General Counsel and Secretary
                                  TELECOPY:  (949) 483-3206

                           with a copy to:

                           Chadbourne & Parke LLP
                           30 Rockefeller Plaza
                           New York, New York  10112

                           ATTENTION:  Peter R. Kolyer, Esq.
                           TELECOPY:   (212) 541-5369

                  (b)      If to Seller:

                           Oak Technology, Inc.
                           139 Kifer Court
                           Sunnyvale, California  94086

                           ATTENTION:  Shawn M. Soderberg, Esq.
                                       Vice President, General Counsel
                                       and Secretary
                           TELECOPY:   (408) 737-3838

                           with a copy to:

                           Tomlinson Zisko Morosoli & Maser LLP
                           200 Page Mill Road, 2nd Floor
                           Palo Alto, California  94306

                           ATTENTION:  Cynthia M. Loe, Esq.
                           TELECOPY:   (650) 324-1808


                  Section 15.8. CAPTIONS; CURRENCY. The article and section captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered articles and sections are to articles and sections of this Agreement and all references herein to schedules are to schedules to this Agreement. Unless otherwise specified, all references contained in any Transaction Document, in any exhibit or schedule referred to therein or in any instrument or document delivered pursuant thereto to dollars or "$" shall mean United States Dollars.

                  Section 15.9. ENTIRE AGREEMENT. This Agreement, the other Transaction Documents and the Confidentiality Agreement collectively constitute the entire agreement between the parties with respect to the subject matter hereof and this Agreement, the other Transaction Documents and the Confidentiality Agreement supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, relating thereto.

                  Section 15.10. SEVERABILITY. If any provision of any Transaction Document or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                  Section 15.11.  DISPUTE RESOLUTION.

                  (a) In the event that any dispute, claim or controversy (collectively, a "dispute") arises with respect to any provision of this Agreement or the performance thereof, the designees of the Vice President, General Counsel and Secretary of Seller and the Senior Vice President, General Counsel and Secretary of Buyer will attempt a good faith resolution of such dispute within 30 days (or such longer period as Buyer and Seller may mutually agree) after either party notifies the other of such dispute. If such dispute is not resolved within 30 days (or such longer period as Buyer and Seller may mutually agree) of such notification, such dispute will be referred for resolution to the Vice President, General Counsel and Secretary of Seller and the Senior Vice President, General Counsel and Secretary of Buyer.

                  (b) Should the Vice President, General Counsel and Secretary of Seller and the Senior Vice President, General Counsel and Secretary of Buyer be unable to resolve such dispute within 30 days (or such longer period as Buyer and Seller may mutually agree) following such referral to them, such dispute shall be submitted by Buyer and Seller to binding arbitration, conducted in accordance with the then-existing CPR Rules for Non-Administered Arbitration of Business Disputes, before arbitration panel consisting of three members, none of whom shall be the same person as the mediator appointed pursuant to the preceding paragraph. Buyer and Seller shall each select one arbitrator and the two arbitrators shall jointly select the third arbitrator.

The arbitration shall be conducted in California and shall be governed by the United States Arbitration Act, 9 USC ss.ss.1-16, and judgment upon the award may be entered by any court having jurisdiction thereof. The arbitration panel shall have case management authority and shall resolve the dispute by a majority vote of the panel members and render a final award within 90 days from the commencement of the arbitration action. There shall be no appeal from the arbitral award, except for fraud committed by any arbitrator in carrying out his or her duties under the aforesaid rules; otherwise the parties irrevocably waive their rights to judicial review of any dispute arising out of or related to this Agreement.

                  (c) Notwithstanding anything to the contrary contained herein, each of Seller and Buyer will have the right to pursue judicial remedies in connection with the seeking of specific performance pursuant to Section 15.15.

                  Section 15.12. SCHEDULES; DISCLOSURE. All schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in any other Transaction Document or in the schedules hereto or thereto but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement.

                  Section 15.13. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State, except that the provisions of Section 2.1(a) as they relate to the procedures for the transfer of the Shares only will be governed by and construed in accordance with the internal laws of England and Wales.

                  Section 15.14. COUNTERPARTS. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

                  Section 15.15. SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of any Transaction Document, the party or parties who are or are to be thereby aggrieved will have the right of specific performance and injunctive relief giving effect to its or their rights under such Transaction Document, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies will be cumulative. The parties agree that any such breach or threatened breach would cause irreparable injury, that the remedies at law for any such breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                  Section 15.16.  CONSTRUCTION; INTERPRETATION.

                  (a) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and VICE VERSA and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement,
(iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation" and (iv) the word "or" shall not be exclusive.

                  (b) For purposes of this Agreement, "KNOWLEDGE" or "aware of" or a similar phrase with respect to Seller shall mean the knowledge of any officer or director of the

Company, including Peter Claydon, or of Young K. Sohn, Robert O. Hersh, Paul Vroomen or Shawn M. Soderberg if any such Person is actually aware of such fact or other matter (after review of applicable files in such Person's possession relating to such fact or other matter).

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                                   CONEXANT SYSTEMS, INC.


                                   By   _______________________
                                        Name:
                                        Title:



                                   OAK TECHNOLOGY, INC.


                                   By   _______________________
                                        Name:
                                        Title: